SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 8 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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SOMERSET INTERNATIONAL GROUP, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		13-27956-75
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

90 Washington Valley Road

Bedminster, New Jersey 07921

(908) 719-8909

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

John X. Adiletta

90 Washington Valley Road

Bedminster, New Jersey 07921

(908) 719-8909

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share (1)(2)(3)(4)(5)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001	12,954,727	$.20	$2,560,305.38	$301.35

(1)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on September 12, 2005 for the original 11,496,738 shares included in the Registration Statement filed on September 12, 2005.

(2)

An additional 4,995 shares were included in the Amendment No. 2 to the Registration Statement filed on January 5, 2006. The Proposed Maximum Aggregate Offering Price Per Share for these additional shares was $.24, calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on January 5, 2006 on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers.

(3)

An additional 170,000 shares were included in the Amendment No. 3 to the Registration Statement filed on February 13, 2006. The Proposed Maximum Aggregate Offering Price Per Share for these additional shares was $.20, calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on February 13, 2006 on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers.

(4)

An additional 777,994 shares were included in the Amendment No. 4 to the Registration Statement filed on May 26, 2006. The Proposed Maximum Aggregate Offering Price Per Share for these additional shares was $.17, calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on May 22, 2006 on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers.

(5)

An additional 355,000 shares are included in this Amendment No. 5 to the Registration Statement filed on July 10, 2006. The Proposed Maximum Aggregate Offering Price Per Share for these additional shares is $.20, calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on July 5, 2006 on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers.

(6)

An additional 150,000 shares are included in this Amendment No. 7 to the Registration Statement filed on September 12, 2006. The Proposed Maximum Aggregate Offering Price Per Share for these additional shares is $.15, calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on August 25, 2006 on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER ,	2006

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SOMERSET INTERNATIONAL GROUP, INC.

12,954,727 SHARES

COMMON STOCK

This is an offering of a total of 12,954,727 shares of our common stock, par value $.001 by the individuals who are named under the caption “Selling Stockholders.” These shares represent stock currently held by these selling stockholders as well as shares issuable under convertible notes, warrants and payments of dividends. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Except for Mr. John Adiletta, the selling stockholders may offer and sell the shares of our common stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Mr. Adiletta, as our principal officer and director is an underwriter of the offering and may offer and sell shares of our common stock at a fixed price of $.20 for the duration of the offering. Prior to this offering, our common stock, also known as the “securities”, is traded on the OTC Electronic Bulletin Board under the symbol “SOSI.”

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock is a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: September ,	2006

ABOUT OUR COMPANY

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, we ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Thus, our management decided to terminate all operations. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises – from personal safety to information security – and maximizing the profitability of our acquired entities and to act as a holding company for such entities.

On December 31, 2003, J.R.S. Holdings LLC (J.R.S), our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ) signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of Somerset’s pre-reverse split Common Stock, 12,000,000 shares of Somerset’s pre-reverse split Class A Common Stock and 1,000,000 shares of Somerset’s then pre-reverse split Series A Preferred Stock to Somerset-NJ. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares of Somerset common stock. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. J.R.S. retained 2,381 Common Shares (after the reverse split) of Somerset stock, representing .2 percent of the then outstanding common shares and Somerset-NJ became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow.

On February 27, 2004, the Board of Directors authorized us to enter into an Agreement and Plan of Merger (“Agreement”) with Somerset-NJ. Pursuant to such Agreement, Somerset-NJ would merge into us and we would be the surviving entity and the shareholders of Somerset-NJ would receive shares of our common stock. In April 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of our Common Stock. We then effected a 21 to 1 reverse stock split of all of our common shares.

On July 1, 2004, we completed the merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of 4,063,884 shares of our Common Stock representing the value of services provided during 2004 by Somerset-NJ on our behalf and which were valued at $609,583, namely securing letters of intent for the Company, finding acquisition targets, and assisting in upgrading the Company from the pink sheets to the Over The Counter Bulletin Board. John X. Adiletta, our current CEO, and Paul Patrizio, our former CFO, were the controlling shareholders of Somerset-NJ and provided the services to Somerset mentioned above. Mr. Adiletta and Mr. Patrizio each received 1.8 million shares out of the 4,063,884 total shares issued pursuant to the Agreement. The remaining 463,883 shares were issued to two additional Somerset-NJ shareholders, which are being registered in this registration statement. Somerset-NJ has the strategic objective of acquiring profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities.

On July 7, 2004, we entered into an Agreement and Plan of Merger with Secure Systems, Inc., a New Jersey corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we agreed to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The financing for this transaction was completed on March 11, 2005, and therefore, the merger closed on March 11, 2005.

Secure Systems, Inc. (“Secure” or “SSI”) is a provider of wireless security products which was organized in 1991 to provide personal security systems to campus and other facility environments. SSI designs, manufactures, installs, and maintains these personal duress security systems. Secure’s primary markets include college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist.

Secure Systems, Inc. our wholly owned subsidiary, has been operating since 1991 and had over $1,900,000 in revenues for the year ended December 31, 2005 as well as a net loss of $216,747 for the same period. Our business strategy is to acquire companies with a positive cash flow from operating activities and generate revenues sufficient to cover our operating costs by acquiring additional companies that are generating positive cash flows from operating activities either at acquisition or projected to do so in the future. This will further our objective of becoming profitable and generating positive cash flow from operating activities on a consolidated basis. Management intends to undergo a substantive due diligence process with all of the proposed candidates and to ask pertinent questions of the proposed candidates or opportunities in the course of its diligence phase. Management will rely heavily on a business plan, financial statements and projections, and management’s views of the future.

John X. Adiletta, our sole officer and director, intends to maintain his positions with us after we have acquired other entities. In addition, Mr. Adiletta has an employment agreement with us which expires on December 31, 2009 in which he receives a bonus of five percent (5%) of our earnings before interest, depreciation, and amortization based on our audited consolidated results.

Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921. Our telephone number is (908)719-8909.

Terms of the Offering

This is an offering of a total of 12,954,727 shares of our common stock, par value $.001 by the individuals who are named under the caption “Selling Stockholders.” These shares represent some shares issued and outstanding and shares to be issued pursuant to convertible notes, warrants, and payments of outstanding dividends. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling stockholders may offer and sell the shares of our common stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Prior to this offering, our common stock, also known as the “securities”, is traded on the OTC Electronic Bulletin Board under the symbol “SOSI.”

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and balance sheet data for the fiscal years ended December 31, 2005 and December 31, 2004 are derived from our audited financial statements. The statement of operations data and balance sheet data for the six months ended June 30, 2006 and June 30, 2005 are derived from our unaudited financial statements.

	6 months ended June 30, 2006 (unaudited)	6 months ended June 30, 2005 (unaudited)	Year Ended December 31, 2005	Year Ended December 31, 2004
STATEMENT OF OPERATIONS
Revenues	$906,876	$617,100	$1,539,560	$1,000
Total Operating Expenses	1,385,876	945,019	2,262,127	1,163,475
Net Loss attributable to common stockholders	743,540	743,809	(1,396,260)	(1,221,778)
Accumulated Deficit	$(28,537,027)	$(26,947,559)	$(27,793,487)	$(26,397,227)

	June 30, 2006 (unaudited)	December 31, 2005	December 31, 2004
BALANCE SHEET DATA

Cash	$10,005	$41,487	$115
Total Assets	3,935,887	4,010,960	115
Total Liabilities	2,459,736	2,159,790	500,512
Stockholders’ Equity (Deficiency)	$(2,048,820)	$(1,494,637)	$(500,397)

WHERE YOU CAN FIND US

Our corporate offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8909.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

Although we were incorporated in Delaware in 1968, we ceased conducting operations on December 31, 2001 and, effective January 1, 2002, shifted our focus to searching for opportunities to maximize the value of its tangible and intangible assets. Until we completed the acquisition of Secure Systems on March 11, 2005, we had no significant assets, financial resources and limited revenues

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history in our current business, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. Although we were incorporated in Delaware in 1968, we ceased conducting operations on December 31, 2001 and, effective January 1, 2002, shifted our focus to searching for opportunities to maximize the value of its tangible and intangible assets. Until we completed the acquisition of Secure Systems on March 11, 2005, we had no significant assets, financial resources and limited revenues. We have only generated $1,539,560 in revenues for the year ended December 31, 2005. As of December 31, 2005, we have incurred a net loss of $1,396,260 attributable to common stockholders, and an accumulated deficit of $27,793,487. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

Our current business strategy is the acquisition of profitable and near term profitable private small and medium sized businesses. We will need to raise additional funds through public or private debt or sale of equity to achieve our goal of acquiring such entities. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. In addition, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

We may not be able to identify, finance or integrate suitable businesses to acquire. This would impair our ability to execute our business plan for growth and remain competitive.

A key element of our longer term business strategy is to diversify our business and product lines through acquisitions of independent services providers. Because we do not have extensive cash resources or an acquisitions line of credit available to us, it may be difficult for us to grow because we cannot pay for or finance our expansion. If we do not make acquisitions on economically acceptable terms and integrate acquired businesses successfully, our future growth and financial performance will be limited.

The success of our growth strategy will also depend on numerous other contingencies beyond our control, including national and regional economic conditions, interest rates, competition, changes in regulation or technology and our ability to attract and retain skilled employees. As a result, we cannot assure investors that our growth and business strategies will prove effective or that we will achieve our goals.

Because We Depend Upon Few Customers For A Significant Portion Of Our Revenues, Our Business May Be Materially And Adversely Affected If We Lose Any One Of These Customers.

Currently, Secure has three customers which account for all of its revenues. While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future. Significant reductions in sales to any of our customers may have a material adverse effect on us by reducing our revenues and our gross margins.

Risks Relating to Emerging Market

Electronic personal security is a relatively new technology and the market continues to develop. While Secure’s primary market has been mental health facilities, it believes that colleges and universities will be a significant future market for its system. There can be no assurance that the market for such products will grow at a rate sufficient to support Secure’s business. It may be necessary for Secure to develop new markets in the event that its current markets do not expand. There can be no assurance that Secure will be able to develop additional markets.

Risks Relating to Rapid Technological Change; Reliance on Continued Product Development

The technology industry in general is characterized by rapidly changing technology. Secure must continuously update its existing and planned products to keep them current with changing technologies. If

Secure cannot update its technology and remain current with new technologies, its product could be rendered obsolete.

Risks Relating to Limited Protection of Proprietary Technology

Secure regards its technology as proprietary and attempts to protect it under applicable trade secret laws, as well as through contractual restrictions on disclosure, use, and distribution. There can be no assurance that patents will not be challenged or that trade secrets will remain undisclosed, that its non-disclosure agreements will not be breached, that there will be adequate remedies for any such breach, or that Secure’ systems, processes, and operations will not be reverse engineered or independently developed. It may be possible for unauthorized third parties to copy Secure’s products (notwithstanding the existence of any non-disclosure agreement) or to reverse engineer or obtain and use information that Secure regards as proprietary. There can be no assurance that Secure’s competitors will not independently develop technologies that are substantially equivalent or superior to Secure’s technologies. Any access to or use by competitors of Secure’ technology could have a material adverse effect on Secure. In addition, Secure is not aware of any claims that it is infringing intellectual property rights of third parties, but there can be no assurance that Secure will not face a claim that it is infringing the intellectual property rights of others. There can be no assurance that Secure will be successful in any resulting litigation or obtain a license on commercially reasonable terms, if at all, or will not be prevented from engaging in certain activities. Defense and prosecution of infringement claims can be expensive and time consuming, regardless of the outcome, and can result in the diversion of substantial financial, management, and other resources of Secure. In addition, the laws of certain countries in which Secure’ products may be distributed do not protect Secure’ products and intellectual rights to the same extent as the laws of the United States.

We have pledged our shares of Secure in order to secure the redemption of the outstanding Series A Redeemable Convertible Preferred Stock and if we default on same we will be required to return such shares to the Secure shareholders

In order to induce the shareholders of Secure to consent to the Merger Agreement between Secure and us and to accept the Preferred Shares in exchange for a surrender of their Secure shares, we agreed to pledge certain of the issued and outstanding capital stock of Secure and to place said capital stock in escrow for the benefit of the Secure shareholders who accept the Preferred Shares. Such shares were pledged to secure the redemption of the preferred shares. In the event of a default, a Secure shareholder has the right to notify the escrow agent that we are in default and we must then either cure the default or set forth why the event does not constitute a default. In the event there is a default then the Escrow Agent shall deliver to the Secure shareholder a certificate representing a number of Secure shares equal to the number of Preferred Shares held by the Secure shareholder. Therefore in the event we fail to redeem the preferred shares, we may be required to return some or all of the shares of Secure which is our only asset at this time.

Our future success is dependent, in part, on the performance and continued service of John X. Adiletta, our sole officer and director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of John X. Adiletta, our sole officer and director. The loss of his services could have a material adverse effect on our business, financial condition or results of operation. We have entered into an employment agreement with Mr. Adiletta for his services but our operations would be severely curtailed if he is not able to continue his employment with us for any reason.

John X. Adiletta’s significant holdings of our common stock may prevent you from causing a change in the course of our operations and may affect the price of our common stock.

John X. Adiletta beneficially owns approximately 43.27% of our common stock. Accordingly, he will have significant control over election of our entire board of directors, and all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, your ability to cause a change in the course of our operations is minimized. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Our success depends upon our ability to attract and hire key personnel. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

Our success depends upon our ability to identify and acquire profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities. Our inability to identify and acquire such businesses will negatively affect the Company, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to identify and acquire profitable and near term profitable private small and medium sized businesses and to maximize the profitability of such companies. We will need to research and seek such opportunities and will need to perform due diligence once a target acquisition is identified. Further, once we have acquired a business we will need to manage the operations in such a way to ensure continued profitability. If we are unable to identify, acquire, and maximize the profitability of such companies, we will not be able to implement or expand our business plan.

Our failure to designate a date for and hold an annual meeting of shareholders within thirteen months of our previous annual meeting of shareholders may subject us to a court order by the Superior Court of New Jersey to hold such a meeting, election, or both.

We have not designated a date for nor held an annual meeting of shareholders within the previous thirteen months. New Jersey law provides that in event that there is a failure to hold an annual meeting for a period of 30 days after the date designated by the Board of Directors or by the bylaws, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting or the election, or both, to be held at such time and place, upon such notice and for the transaction of such business as may be designated in such order. Based on same, because we have not held an annual meeting of shareholders within thirteen months of our last annual meeting of shareholders, any shareholder may petition the Superior Court of New Jersey to order a meeting or election to take place on a date designated by the Superior Court. Our management is unaware of the last annual meeting held to elect our directors; however, based on the SEC filings it does not appear that we have had such a meeting in the last ten years. Our failure to hold past and future shareholder meetings will severely affect our shareholders’ ability to exercise their voting rights. Without such meetings you may not be able to vote for our Board of Directors or influence our current business plan.

We may be subject to discipline pursuant to Section 14 of the Securities Exchange Act of 1934 and pursuant to Section 228 of the Delaware General Corporations Law based on our failure to file a proxy statement with the SEC and to provide proper shareholder notice for the filing of our certificate of designation and amendment to same and for the effectuation of a reverse split.

Pursuant to Section 14 of the Securities Exchange Act of 1934, we are required to furnish a publicly-filed preliminary and/or definitive written proxy statement to any shareholder whose vote shall be solicited in connection with any proposed corporate action requiring a shareholder vote. We are also required to file such proxy statements with the Securities and Exchange Commission. Certain exemptions may apply which allow us to furnish shareholders with an information statement, as opposed to a proxy statement, which must also be filed with the Securities and Exchange Commission. Additionally, Section 228 of the Delaware General Corporations Law requires us to provide shareholder notice within a reasonable time from the date shareholder approval was acquired. Based upon same, we were required to notify our shareholders and file the information statement prior to filing our certificate of designation and the amendment to same for our preferred shares with the State of Delaware, as well as prior to the effectuation of the 21 to 1 reverse stock split of all of our common shares undertaken in April 2004.

Although such actions were approved by the holders of the majority of our outstanding shares such actions should not have been effectuated without the filing of the information statement and without providing proper notice to our shareholders.

Because we failed to file such information statement in a timely manner and provide our shareholders with proper notice, we may be subject to discipline by the Securities and Exchange Commission in violation of Section 14 of the Securities and Exchange Act.

We may be subject to discipline pursuant to Section 14 of the Securities Exchange Act of 1934 and pursuant to Section 228 of the Delaware General Corporations Law based on our failure to file a proxy statement with the SEC and to provide proper shareholder notice for our merger with Somerset-NJ and the acquisition of Secure Systems, Inc.

Pursuant to Section 14 of the Securities Exchange Act of 1934, we are required to furnish a publicly-filed preliminary and/or definitive written proxy statement to any shareholder whose vote shall be solicited in connection with any proposed corporate action requiring a shareholder vote. We are also required to file such proxy statements with the Securities and Exchange Commission. Certain exemptions may apply which allow us to furnish shareholders with an information statement, as opposed to a proxy statement, which must also be filed with the Securities and Exchange Commission. Additionally, Section 228 of the Delaware General Corporations Law requires us to provide shareholder notice within a reasonable time from the date shareholder approval was acquired. Based upon same, we were required to notify our shareholders and file the information statement prior to effectuating our merger with Somerset-NJ and prior to acquiring Secure Systems, Inc. Although such actions were approved by the holders of the majority of our outstanding shares such actions should not have been effectuated without the filing of the information statement and without providing proper notice to our shareholders..

Because we failed to file such information statement in a timely manner and provide our shareholders with proper notice, we may be subject to discipline by the Securities and Exchange Commission in violation of Section 14 of the Securities and Exchange Act.

The selling security holder shares are being registered for resale in this registration statement and the sale of such shares can have a negative effect on the market price of our common stock.

The sale of shares can have a negative impact on the price of our common stock. No predictions can be made as to the effect, if any, that sales of our shares by the selling security holder shares being registered will have on the market price of our common stock. Nevertheless, sales of substantial amounts of our common stock, or the perception that such sales may occur, could reduce our market price.

Although there is a public market, it is possible that the market price of our common stock will be subject to wide fluctuations.

Although our common stock is listed on the OTC Electronic Bulletin Board, prior to this offering there has been a limited public market for our common stock, and there can be no assurance that any active trading market will develop or, if any such market develops, that it will be sustained. In the event our operating results fall below the expectations of public market analysts and investors, the market price of our common stock would likely be materially negatively affected. Additionally, our quarterly operating results or other developments affecting us, such as announcements by us or our competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy and general market conditions could cause the market price of our common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and have often been unrelated to the operating performance of these companies.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

Our common stock is tradable on the OTC Bulletin Board and is subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

If it is determined that the shares issued to the Secure shareholders pursuant to the acquisition of Secure Systems do not qualify for an exemption under Section 4(2), we may be required to effectuate a rescission offer to the Secure shareholders. We could be subject to certain contingent liabilities as a result of the rescission offer which would be adverse to our business and operations.

On March 11, 2005, in consideration for the acquisition of all of the outstanding shares of Secure, we issued a total of 3,000,004 shares of our Series A Convertible Preferred Stock to the shareholders of Secure. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. If it is determined that the shares issued pursuant to the Secure acquisition do not qualify for the exemption, the Company will be required to offer a rescission to the Secure shareholders. If the Secure shareholders accepted such rescission offer, the shares of Secure would be returned to the shareholders; Secure, which contains our only assets, would no longer be our wholly owned subsidiary; and we would be forced to cease operations.

Additionally, there is considerable legal uncertainty under both federal and state securities and related laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities and related law violations. In addition, any subscriber who accepts the rescission offer does not prevent such shareholder from taking further action against us. A rescission offer may not terminate any or all potential contingent liability that we may have in connection with that share issuance. In addition, there can be no assurance that we will be able to enforce the waivers received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state securities law violations until the applicable statutes of limitations have run. Under federal securities laws, such waivers are unenforceable. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the violation.

In addition, the various states in which the Secure shareholders reside could bring administrative actions against us as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the shareholder.

The conditions and criteria for satisfying federal and most state rescission requirements are predicated primarily on factual circumstances rather than on objective standards. Given the size of our company and our working capital deficit, we may not have sufficient funds to satisfy any additional rescission rights and costs in which case our future results of operations could be adversely affected, and we could be forced to cease operations.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently traded on the OTC Electronic Bulletin Board under the symbol “SOSI”. There is no assurance that an active trading market will develop which will provide liquidity for our existing shareholders or for persons who may acquire common stock through the exercise of any options.

The reported high and low bid prices for our common stock are shown below for each quarter since the company was re-approved to trade on the OTC Electronic Bulletin Board in the fourth quarter of 2004. The following table sets forth, for the periods indicated, the range of high and low closing bid prices for the Company’s common stock through June 30, 2006 and as available through electronic trading services subsequent to such date.

Common Stock Bid
Fiscal Quarter	High	Low
December 31, 2004	.55	.001
March 31, 2005	.35	.10
June 30, 2005	.40	.20
September 30, 2005	.20	.20
December 31, 2005	.25	.18
March 31, 2006	.24	.16
June 30, 2006	.30	.15

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders of Our Common Stock

As of the date of this registration statement, we have approximately 568 shareholders.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 67,086 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

In connection with our private placement memorandum dated January 2005, we agreed to register both the shares of common stock issued pursuant to the offering as well as the shares of common stock underlying the convertible secured notes. We are bearing the costs and expenses of registration, including counsel for the holders of the Note(s) in the sale and we are providing customary indemnities and will enter into other customary arrangements in connection with this registration.

PENNY STOCK CONSIDERATIONS

Our common stock is a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The 12,954,727 shares being offered consist of 5,099,408 shares already issued and outstanding and an additional 7,855,319 shares issuable under our outstanding convertible notes, warrants and agreements to issue shares in lieu of dividends on the convertible redeemable preferred stock.

The 5,099,408 shares issued and outstanding are held by 24 shareholders. Such shareholders include the 12 holders of a total of 849,000 shares sold in our Regulation D Rule 506 offerings in 2005 through 2006. This amount also includes a total of 238,750 shares issued to 4 shareholders for services rendered in 2005 and 2006. In addition, included in that amount are 2 individuals who received a total of 463,883 shares pursuant to our merger agreement with Somerset-NJ completed in July 1, 2004. Also included in that amount are 2 shareholders, along with three shareholders who participated in the 506 offering, who received a total of 525,000 shares pursuant to stock purchase agreements in 2005 and, and one shareholder who converted his 12,623 shares of Series A Redeemable Convertible Preferred Stock issued in connection with our acquisition of SSI into 12,623 shares of common stock on October 26, 2005. We are also registering a total of 2,300,000 shares of our common stock held by John X. Adiletta, our sole officer and director, as well as 710,152 shares of our common stock held by Paul Patrizio, our former Chief Financial Officer and Secretary.

The additional 7,830,319 shares being registered consist of 700,000 shares of common stock to be issued pursuant to convertible secured notes issued in 2004; 2,896,000 shares of common stock to be issued pursuant to convertible secured notes sold in our Regulation D Rule 506 offerings in January 2005 through July 2005; 3,319,319 shares of common stock to be issued pursuant to the terms of our Series A Redeemable Convertible Preferred Stock which was issued in connection with our acquisition of SSI; 810,000 shares of common stock as payment of dividends through July 7, 2007 and interest on the convertible redeemable preferred stock; and 140,000 shares of common stock to be issued pursuant to warrants held by our warrant holders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 12, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (1)
ADILETTA, JOHN X. (2)	2,761,633	2,300,000	461,633	7.01%
ANSLOW & JACLIN (3)	60,000	60,000	0	0
BERRY, GEORGE & MARY LOU (4)	1,106,388	1,106,388	0	0
COHEN, ALAN R. (5)	270,000	270,000	0	0
DOMINICK & DOMINICK, LLC (30)	175,000	175,000	0	0
EMANUEL, JOSHUA (6)	340,000	340,000	0	0
ENGLER, MONTE AND MANNION, JOAN (7)	300,000	300,000	0	0
FARLEY, WILLIAM F. (8)	750,000	750,000	0	0
FELLIG, THOMAS (9)	150,000	150,000	0	0
GLOBERMAN, RANDA (10)	140,000	140,000	0	0
HARRIS, WALTER L. & GAIL B. (11)	50,000	50,000	0	0
HARRY, ROY (12)	500,000	500,000	0	0
HUDSON VALLEY CAPITAL MANAGEMENT, INC. (13)	100,000	100,000	0	0
KAPLAN, KARL (31)	150,000	150,000	0	0
MCCLURE, WILLIAM (14)	57,495	57,495	0	0
PATRIZIO, PAUL (15)	1,000,000	710,152	289,848	4.40%
PETER RENZULLI FAMILY TRUST (16)	1,250	1,250	0	0
RAPPLEYEA, RAYMOND & RICHARD (17)	250,000	250,000	0	0
REAL PATH, INC. (18)	100,000	100,000	0	0
RICHARD M. LILLY REVOCABLE TRUST (19)	240,000	240,000	0	0
SHORELIGHT PARTNERS (20)	10,000	10,000	0	0
STELLA, RICHARD R. (21)	550,000	550,000	0	0
WOOLDRIDGE, IDA ROOS (23)	500,000	500,000	0	0
ABRAHAM, ANDREW (24)	7,337	7,337	0	0
ARMSTRONG,JOHN (24)	4,799	4,799	0	0
BAILEY, NANCY (24)	3,144	3,144	0	0
BARCHENKO, NATALIE (24)	47,989	47,989	0	0
BEALS, DANIEL TRUST (24)	1,152	1,152	0	0
BEALS, JEFFREY TRUST (24)	1,152	1,152	0	0
BEALS, KRISTIN TRUST (24)	5,759	5,759	0	0
BEALS, LARA TRUST (24)	5,759	5,759	0	0
BEALS, MATTHEW TRUST (24)	1,152	1,152	0	0
BEALS, MICHAEL (24)	184,897	184,897	0	0
BEALS, MORGAN TRUST (24)	5,759	5,759	0	0
BELL, FRITZ (24)	1,520	1,520	0	0
CION, RICHARD (24)	44,225	44,225	0	0

COHN, MYRON (24)	3,971	3,971	0	0
CONKLIN, RICHARD (24)	41,366	41,366	0	0
CORDERMAN, DAVID (24)	18,166	18,166	0	0
COSENTINO, CYNTHIA (24)	1,920	1,920	0	0
COSENTINO, LINDA (24)	7,199	7,199	0	0
COSENTINO, SCOTT (24)	1,728	1,728	0	0
DiCORCIA, JOSEPH (24)	124	124	0	0
DRISCOLL, JUDE (24)	3,946	3,946	0	0
EDWARDS, ROBERT/BARBARA (24)	33,592	33,592	0	0
E-J TECHNICAL SERVICES, INC. (24)(25)	47,990	47,990	0	0
FARLEY, WILLIAM (24)	1,656,690	1,656,690	0	0
FELDMAN, ALAN (24)	8,742	8,742	0	0
FLEISHMAN, HARRIS (24)	1,179	1,179	0	0
FREEMAN, ANDREW (24)	1,832	1,832	0	0
FREEMAN, PETER (24)	4,551	4,551	0	0
FRIEDMAN, FRANCIS (24)	987	987	0	0
GLAZER, DANA (24)	1,152	1,152	0	0
GLAZER, DAVID (24)	1,152	1,152	0	0
GLAZER, RICHARD (24)	8,063	8,063	0	0
GOLDMAN, GARY (24)	1,179	1,179	0	0
GOTTESMAN PARTNERSHIP (24) (26)	2,579	2,579	0	0
KAVATHAS, CHRISTOS (24)	494	494	0	0
KEATING, JAMES (24)	1,520	1,520	0	0
KUHNS, WILLIAM (24)	8,683	8,683	0	0
LAPARRE, DEBORAH (24)	2,488	2,488	0	0
LAPARRE, DEBORAH A. (24)	1,199	1,199	0	0
LAPPIN, RICHARD (24)	12,623	12,623	0	0
LATTANZIO, GREGORY (24)	950	950	0	0
LAWSON, ARIELLE (24)	17,271	17,271	0	0
LAWSON, ELIENNE (24)	5,273	5,273	0	0
LAWSON, GREGORY (24)	430,536	430,536	0	0
LEONE, JOSEPH (24)	3,905	3,905	0	0
LUBIN, GERALD (24)	23,995	23,995	0	0
LUSTGARTEN, ELI (24)	27,380	27,380	0	0
MAXSON, HAROLD (24)	24,571	24,571	0	0
MELONE, JOHN (24)	17,275	17,275	0	0
MORRISON, DOUGLAS (24)	266,723	266,723	0	0
NICOLOSI, WILLIAM (24)	9,599	9,599	0	0
NORDBERG CAPITAL, INC. (24) (27)	147	147	0	0
PALATNEK, ARNOLD (24)	123	123	0	0
PALMER, DAVID (24)	7,348	7,348	0	0
PERLMAN, DEBORAH (24)	1,152	1,152	0	0
PIERCE, JESSICA M. (24)	35,991	35,991	0	0
POTTERTON, DANIEL (24)	785	785	0	0
REINER, MICHAEL (24)	104,085	104,085	0	0
ROGERS, KEN (24)	896	896	0	0
ROMAN, MARIE (24)	42,028	42,028	0	0
ROMAN, STEPHEN/MARIE (24)	412,397	412,397	0	0
RUDELLI, RAOUL (24)	458	458	0	0
RUSSIA WIRELESS HOLDINGS LLC (24) (28)	47,989	47,989	0	0
SEIDENBERG, PETER TRUST (24)	1,152	1,152	0	0
SEIDENBERG, TODD TRUST (24)	1,152	1,152	0	0
SMITH, PAUL AND LINDA (24)	7,199	7,199	0	0
STEWART, JOEL (24)	9,142	9,142	0	0
TRUMBLE, JOHN (24)	11,888	11,888	0	0
TUREN, EDWARD (24)	987	987	0	0

ULLERY, DONALD (24)	40,124	40,124	0	0
ULLERY, MICHAEL (24)	6,479	6,479	0	0
ULLERY, TONI (24)	6,479	6,479	0	0
VINCI, ALPHONSE (24)	7,871	7,871	0	0
WELCH, JOHN AND DIANA (24)	12,511	12,511	0	0
WELLS,DOLORES TRUSTEE (24)(29)	9,599	9,599	0	0
WOODLAND GROUP (22) (24)	334,241	334,241	0	0
ZBRANAK, FRED AND MARLENE (24)	23,995	23,995	0	0
ZIMMERMAN, KENNETH (24)	987	987	0	0

(1) Based upon 6,708,676 shares issued and outstanding as of September 12, 2006 and any additional shares which the shareholder has the right to acquire within sixty (60) days based upon the outstanding convertible notes, warrants and agreements to issue dividends.

(2) John X. Adiletta, our officer and director, is registering 2,300,000 of his 2,761,633 shares of our common stock. These 2,300,000 shares are based upon 1,800,000 shares received on July 1, 2004, pursuant to the merger agreement between us and Somerset-NJ as well as the 200,000 shares issued on October 4, 2004 as accrued compensation in the amount of $100,000 at $.50 per share for services rendered as our officer and director from February 2004 through October 2004 and 300,000 shares issued on December 31, 2005 to John X. Adiletta as accrued compensation for services rendered from October 4, 2004 through December 31, 2005 in the amount of $150,000 at $.50 per share . Mr. Adiletta also has an additional 289,848 shares of our common stock which was received on December 31, 2003, pursuant to the Stock Purchase Agreement between J.R.S. and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ) controlled by John X. Adiletta and Paul Patrizio. In addition, Mr. Adiletta has an additional 171,785 shares issued on June 30, 2006 as full payment for an advance made by Mr. Adiletta to the Company in the amount of $34,357. Mr. Adiletta, as our sole officer and director, is an underwriter of the offering and his shares must be offered at a set price of $.20 per share for the duration of the offering.

(3) Anslow & Jaclin, LLP is registering the 60,000 shares received on April 6, 2005 for legal services rendered during a one year period valued at $30,000 at $.50 per share. The beneficial owners of the stock are Richard Anslow and Gregg Jaclin.

(4) We are registering the 406,388 shares of our common stock George and Mary Lou Berry received on July 1, 2004, pursuant to the merger agreement between us and Somerset-NJ. In addition, we are also registering an additional 700,000 shares underlying a one year $175,000 promissory note issued to George and Mary Lou Berry on January 5, 2005, bearing an interest rate of 12%. This note is convertible into shares of our common stock at a conversion rate of $.25 per share for a total of 700,000 shares. Such note is personally guaranteed by Paul Patrizio and John X. Adiletta, our sole officer and director.

(5) On March 11, 2005, Alan Cohen purchased 54,000 units in our private placement for a total purchase price of $54,000. Each unit consisted of one share of our common stock and a $54,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 54,000 shares issued to Mr. Cohen and the 216,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(6) On March 11, 2005, Joshua Emanuel purchased 50,000 units in our private placement for a total purchase price of $50,000. Each unit consisted of one share of our common stock and a $50,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 50,000 shares issued to Mr. Emanuel and the 200,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

Additionally, we are registering 75,000 shares of restricted common stock purchased by Mr. Emanuel at a purchase price of $.20 per share for a total of $15,000 pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We are also registering the 15,000 shares underlying the Warrant issued to Mr. Emanuel pursuant to the terms of the Stock Purchase Agreement. The warrant holder is entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: exercisable at $.30 if exercised within the twelve months from the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

(7) On March 11, 2005, Monte Engler and Joan Mannion purchased 50,000 units in our private placement for a total purchase price of $50,000. Each unit consisted of one share of our common stock and a $50,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 50,000 shares issued to Mr. Engler and Ms. Mannion and the 200,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May , 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

In addition, we are registering the 50,000 shares of restricted common stock purchased by Monte Engler & Joan Mannion at a purchase price of $.20 per share for a total of $10,000 pursuant to a Stock Purchase Agreement with us dated February 6, 2006. In addition, we are also registering the 10,000 shares underlying the Warrant issued to Engler & Mannion pursuant to the terms of the Stock Purchase Agreement. The warrant holder is entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: exercisable at $.30 if exercised within the twelve months from the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

(8) On March 11, 2005, William Farley purchased 150,000 units in our private placement for a total purchase price of $150,000. Each unit consisted of one share of our common stock and a $150,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 150,000 shares issued to Mr. Farley and the 600,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(9) We are registering the 125,000 shares of restricted common stock purchased by Thomas Fellig at a purchase price of $.20 per share for a total of $25,000 pursuant to a Stock Purchase Agreement with us dated August 19, 2005. In addition, we are also registering the 25,000 shares underlying the Warrant issued to Mr. Fellig pursuant to the terms of the Stock Purchase Agreement. The warrant holder is entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: exercisable at $.30 if exercised within the twelve months from the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

(10)   On March 11, 2005, Randa Globerman purchased 10,000 units in our private placement for a total purchase price of $10,000. Each unit consisted of one share of our common stock and a $10,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 10,000 shares issued to Ms. Globerman and the 40,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

Additionally, we are registering 75,000 shares of restricted common stock purchased by Ms. Globerman at a purchase price of $.20 per share for a total of $15,000 pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We are also registering the 15,000 shares underlying the Warrant issued to Ms. Globerman pursuant to the terms of the Stock Purchase Agreement. The warrant holder is entitled to purchase fully paid and nonassessable shares of our common stock, $.001 par value per share at a per share purchase price in the following manner:

exercisable at $.30 if exercised within the twelve months from the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

(11) On March 11, 2005, Walter and Gail Harris purchased 10,000 units in our private placement for a total purchase price of $10,000. Each unit consisted of one share of our common stock and a $10,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 10,000 shares issued to Mr. and Mrs. Harris and the 40,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(12) On July 1, 2004, Roy Harry purchased 100,000 units in our private placement for a total purchase price of $100,000. Each unit consisted of one share of our common stock and a $100,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 100,000 shares issued to Mr. Harry and the 400,000 shares underlying the note. The note is payable on July 1, 2005 and holds an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(13) On April 4, 2005, Hudson Valley Capital Management, Inc. purchased 20,000 units in our private placement for a total purchase price of $20,000. Each unit consisted of one share of our common stock and a $20,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 20,000 shares issued to Hudson Valley Capital Management, Inc and the 80,000 shares underlying the note. The beneficial owners of the stock are Charles W. Doller III and Mark J. Gillis. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(14) We are registering the 57,495 shares of our common stock that William McClure received on July 1, 2004, pursuant to the merger agreement between us and Somerset-NJ.

(15) Paul Patrizio, our former officer and director, is registering 710,152 of his 1,000,000 shares of our common stock. Mr. Patrizio received 289,848 shares of our common stock on December 31, 2003, pursuant to the Stock Purchase Agreement between J.R.S. and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ) controlled by John Adiletta and Paul Patrizio. On July 1, 2004, Mr. Patrizio received 1,800,000 shares of our common stock pursuant to the merger agreement between us and Somerset-NJ. On October 4, 2004, Mr. Patrizio was issued 200,000 shares of our common stock as accrued compensation in the amount of $100,000 at $.50 per share for services rendered as our officer and director from February 2004 through October 2004. On March 10, 2005, Mr. Patrizio agreed to return shares totaling 1,289,848 pursuant to the terms of his resignation as an officer and director of the Company. We are registering all of the remaining shares received and held by Mr. Patrizio except for the 289,848 shares received on December 31, 2003 as set forth above.

(16) We are registering 1,250 shares of our common stock for the Peter Renzulli Family Trust, which received such shares on August 19, 2005 pursuant to consulting services rendered over a thirty day period which services included assistance with potential acquisitions, providing advice on the structure of potential financings, preparing analysis of our financial statements and capital structure to maximize the value of financings, and introductions to banking institutions for potential loan transactions. The shareholder does not receive commissions from his consulting activities. Such shares are valued at $625 or $.50 per share.

(17) On March 11, 2005, Raymond and Richard Rappleyea purchased 50,000 units in our private placement for a total purchase price of $50,000. Each unit consisted of one share of our common stock and a $50,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 50,000 shares issued to Mr. Raymond Rappleyea and Mr. Richard Rappleyea and the 200,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(18) On March 11, 2005, Real Path, Inc. purchased 20,000 units in our private placement for a total purchase price of $20,000. Each unit consisted of one share of our common stock and a $20,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 20,000 shares issued to Real Path, Inc. and the 80,000 shares underlying the note. The beneficial owner of the stock is Suzanne Rupert. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety-day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(19) We are registering the 200,000 shares of restricted common stock purchased by Richard M. Lilly Revocable Trust at a purchase price of $.20 per share for a total of $40,000 pursuant to a Stock Purchase Agreement with us dated June 30, 2005 for $25,000 and a Stock Purchase Agreement with us dated October 21, 2005 for $15,000. In addition, we are also registering the 40,000 shares underlying the Warrants issued to Richard M. Lilly Revocable Trust pursuant to the terms of the Stock Purchase Agreements. The warrant holder is entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: exercisable at $.30 if exercised within the twelve months from the date of the warrant, June 30, 2005 for 25,000 shares and October 21, 2005 for 15,000 shares; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

(20) We are registering the 10,000 shares underlying the Warrant issued to Shorelight Partners on September 6, 2005. The beneficial owners of the stock are John DeSimone and Jeff Gonzalez. Five thousand of the warrants are exercisable at $.20 per share for a period of five years, and 5,000 warrants are exercisable at $.18 per share for a period of five years. Such warrants were issued pursuant to business consulting services rendered over a thirty day period which services included assistance with potential acquisitions, providing advice on the structure of potential financings, preparing analysis of our financial statements and capital structure to maximize the value of financings, and introductions to banking institutions for potential loan transactions. The shareholder does not receive commissions from his consulting activities.

(21) On July 1, 2004, Richard Stella purchased 100,000 units in our private placement for a total purchase price of $100,000. Each unit consisted of one share of our common stock and a $100,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 100,000 shares issued to Mr. Stella and the 400,000 shares underlying the note. The note is payable on July 1, 2005 and holds an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC. On March 11, 2005, Mr. Stella purchased an additional 10,000 units in our private placement for a total purchase price of $10,000. Each unit consisted of one share of our common stock and a $10,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 10,000 shares issued to Mr. Stella and the 40,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(22) We are registering 2,500 shares of our common stock for The Woodland Group, Inc., which received such shares on April 6, 2005 pursuant to consulting services rendered over a sixty day period which services included assistance with potential acquisitions, providing advice on the structure of potential financings, preparing analysis of our financial statements and capital structure to maximize the value of financings, and introductions to banking institutions for potential loan transactions. The shareholder does not receive commissions from his consulting activities. Such shares are valued at $1,250 or $.50 per share. The beneficial owners of the stock are Stephen J. Wain and Susan J. Wain.

(23) On March 11, 2005, Ida Roos Wooldridge purchased 100,000 units in our private placement for a total purchase price of $100,000. Each unit consisted of one share of our common stock and a $100,000 promissory note, convertible into shares of our common stock at a conversion rate of $.25 per share. We are registering the 100,000 shares issued to Ms. Wooldridge and the 400,000 shares underlying the note. The note matures six months from the date of issuance and bears an interest rate of 12%. This noteholder has provided us with a ninety day extension on such note. Although the ninety day extension has passed, as of May 12, 2006, this noteholder has not declared a default and we intend to repay the unconverted portion of the note through the proceeds of any additional financings we may obtain after this registration statement is declared effective by the SEC.

(24) We are registering these 4,129,319 shares of common stock underlying the remaining 2,987,381 unconverted Redeemable Convertible Preferred Stock that were issued to the shareholders of Secure Systems, Inc. based on the Agreement and Plan of Merger between Secure Systems, Inc. and us dated July 7, 2004. These shares include 3,319,319 shares of common stock based on the conversion of the 2,987,381 preferred shares at a conversion rate of 1 common share for every .9 share of preferred, based on the amended Certificate of Designation. In addition, we are registering a total of 810,000 shares underlying dividends owed through July 15, 2007, consisting of 360,000 shares that are owed as a dividend for the eighteen month period from July 2004 through January 2006 based on an 8% dividend on the $3,000,004 Redeemable Convertible Preferred Stock, as well as an additional 360,000 shares that will be owed as a dividend from January 2006 though January 2007 based on an 12% dividend on the $3,000,004 Redeemable Convertible Preferred Stock pursuant to the amendment to the Certificate of Designation, and 180,000 shares that will be owed as a dividend from January 2007 though July 2007 based on a 12% dividend on $1,500,002 Redeemable Convertible Preferred Stock (after half of the $3,000,004 Redeemable Convertible Preferred Stock is redeemed in January 2007 pursuant to the amendment to the Certificate of Designation). These amounts will be decreased by any cash redemption or any conversion to common stock by the holder and the shares being registered based upon same will be cancelled. The dividend shares shall be distributed pro rata to the shareholders of Secure Systems, Inc. In the event that any of the Redeemable Convertible Preferred Stock remains outstanding at any of the redemption dates, then the Company is obligated to redeem them for cash.

(25)	The beneficial owner of the stock is Anthony Mann.

(26)	The beneficial owners of the stock are Bruce Gottesman, Gary Gottesman, Paul Horwitz, Allen Strober, and Robert Brotman.

(27)	The beneficial owner of the stock is Gerald Nordberg.

(28)	The beneficial owner of the stock is David Lubetzky.

(29)	The beneficial owner of the stock is Dolores Wells.

(30)

We are registering 175,000 shares of our common stock for Dominick & Dominick, LLC, which received such shares on May 26, 2006 pursuant to an Advisory Agreement dated May 17, 2006. Dominick & Dominick, LLC shall render financial advisory services over a six month period. The beneficial owner of the stock is Michael Campbell.

(31)

We are registering 125,000 shares of restricted common stock purchased by Karl Kaplan at a purchase price of $.20 per share for a total of $25,000 pursuant to a Stock Purchase Agreement with us dated August 15, 2006. We are also registering the 25,000 shares underlying the Warrant issued to Mr. Kaplan pursuant to the terms of the Stock Purchase Agreement. The warrant holder is entitled to purchase fully paid and nonassessable shares of our common stock, $.001 par value per share at a per share purchase price in the following manner: exercisable at $.30 if exercised within the twelve months from the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder.

To our knowledge, other than John X. Adiletta and Paul Patrizio none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

Neither John X. Adiletta nor Paul Patrizio is a broker-dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

O	on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;
O	In privately-negotiated transactions;
O	through the writing of options on the shares;
O	short sales; or
O	any combination thereof.

The sale price to the public may be:

O	the market price prevailing at the time of sale;
O	a price related to such prevailing market price;
O	At negotiated prices; or
O	such other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $60,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of September 12, 2006 is as follows:

NAME	AGE	POSITION
John X. Adiletta	57	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

JOHN X. ADILETTA has been our President, Chief Executive Officer, and a member of our Board of Directors of since February 19, 2004 and was named our Chief Financial Officer and Secretary in March 2005. Mr. Adiletta was the President and Chief Executive Officer of Somerset-NJ from January 2004 through July 1, 2004 when the Company merged with Somerset-NJ. Mr. Adiletta is a senior executive with over 30 years of multi-functional experience in the telecommunication services, mobile and modular facilities leasing, and vehicle leasing industries. Since 1993, Mr. Adiletta has been a Principal of PCS Management Group, a firm specializing in merger and acquisition transactions. During that period and between March 2000 and July 2002, Mr. Adiletta co-founded and was the Chief Executive Officer of Teleservices Group, Inc., a telecommunications services company. Mr. Adiletta currently serves on the Board of Directors of DataWave Systems, Inc., a publicly traded company and Output Services Group, Inc. a privately held company. He has previous experience as Chief Executive Officer, President, Chief Operating Officer, Principal Financial Officer, and member of the Board of Directors in the telecommunications industry. Mr. Adiletta has been instrumental in setting the strategic direction, assembling a management team, managing all aspects of growth, and representing the businesses to the investment community.

He has previously been involved in private and public stock offerings. Mr. Adiletta also has extensive experience in managing multi-unit operations.

Officers and Directors of Subsidiary

The following sets forth the management for Secure. These individuals will remain in their current positions as the management and directors for Secure, our wholly owned subsidiary.

Mark J. Sandrow, President

Mr. Sandrow, age 59, is an executive with broad experience in operational and sales management. Mr. Sandrow is a senior executive with over 30 years of multi-functional experience in the telecommunication services and vehicle leasing industries. Prior to joining Secure, this year, he served for thirteen years as Area Vice President for Idealease, Inc. Mr. Sandrow holds a BA degree in Business Administration from Temple University. Mr. Sandrow has been President of Secure since March 2005.

Douglas Morrison, Director of Engineering and Product Development

Mr. Morrison, age 55, has been a systems engineer for the past 25 years, having unique abilities in hardware and software design in a radio frequency environment. After working as a field engineer with Motorola in the 1970’s, he became Vice President of Engineering at Radiofone Corp. At Radiofone, Mr. Morrison engineered and designed what was to become the largest contiguous radio paging (beeper) system in the U.S., recognized as being a technologically superior system by the industry. By his design of a special interface, Radiofone was able to be the first paging company to offer numeric display paging and his development of a data entry protocol for alphanumeric paging is still in use today. In addition to the Radiofone system, he was involved in the engineering and design of other wide area paging systems and other special design projects.

As Director of Engineering of Secure since 1992, Mr. Morrison is responsible for the hardware and software design of the Secure’s electronic personal security system.

Donald Ullery, Vice President – Manufacturing

Mr. Ullery, age 69, is a manufacturing executive with over 30 years of production and quality control experience. For fifteen years, Mr. Ullery worked for EAC Industries, a leading manufacturer of military communications systems. His duties and accomplishments included the establishing of manufacturing facilities, expanding their capabilities as demand dictated and streamlining all facets of production for cost effectiveness and quality control. Mr. Ullery, who became Vice President of EAC, also has experience with the design and production of computer driven “smart” private telephone systems and pay telephones. Mr. Ullery has been the Vice President – Manufacturing for Secure since 1992.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Since we have no held an annul shareholder meeting in the past few years and we have not scheduled our next shareholder meeting, until such time as we hold our next meeting, our directors can only be removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 12, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Common Stock

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Owner	Percent of Class (1)

Common	John X. Adiletta c/o 90 Washington Valley Road Bedminster, New Jersey 09721	2,761,633	41.16%

Common	Paul L. Patrizio c/o 90 Washington Valley Road Bedminster, New Jersey 07921	1,000,000	14.90%

Voting	All Directors and Officers as a group	2,761,633	41.16%

(1) The percent of class is based on 6,708,676 shares issued and outstanding as of September 12, 2006 and any additional shares which the shareholder has the right to acquire within sixty (60) days based upon the outstanding convertible notes, warrants and agreements to issue dividends.

Series A Convertible Preferred Stock

	Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Owner of Preferred Stock	Percent of Preferred(1)	Amount of Common Stock underlying Preferred Stock	Percent of Common(2)

	Series A Convertible Preferred Stock	John X. Adiletta c/o 90 Washington Valley Road Bedminster, New Jersey 09721	0	0%	0	0

	Series A Convertible Preferred Stock	William Farley	1,198,545	40.1%	1,656,690(3)(4)	24.69%

	Series A Convertible Preferred Stock	Gregory Lawson	311,475	10.4%	430,536(3)(5)	6.41%

	Series A Convertible Preferred Stock	Douglas Morrison	192,963	6.5%	266,723(3)(6)	3.97%

	Series A Convertible Preferred Stock	Stephen and Marie Roman	298,352	10.0%	412,397(3)(7)	6.14%

	Series A Convertible Preferred Stock	Woodland Group	240,000	8.0%	334,241(3)(8)	4.98%
(1)

Based on 2,987,381 shares of Series A Convertible Preferred Stock as of Septerber 12, 2006. The Series A Convertible Preferred Stock is convertible into shares of common stock at a rate of one common stock for 0.9 preferred stock.

(2)

Based on 6,708,676 shares issued and outstanding as of September 12, 2006 and any additional shares which the shareholder has the right to acquire within sixty (60) days based upon the outstanding convertible notes, warrants and agreements to issue dividends.

(3)

We issued a total of 2,987,381 Redeemable Convertible Preferred Stock to the shareholders of Secure Systems, Inc. based on the Agreement and Plan of Merger between Secure Systems, Inc. and us dated July 7, 2004. Such shares are convertible into a total of 4,129,319 shares of common stock. These shares of preferred stock are convertible at a conversion rate of 1 common share for every ..9 share of preferred, based on the amended Certificate of Designation. In addition, the preferred shareholders are entitled to a total of 810,000 shares to be distributed pro rata underlying dividends owed through July 15, 2007, consisting of 360,000 shares that are owed as a dividend for the eighteen month period from July 2004 through January 2006 based on an 8% dividend on the $3,000,004 Redeemable Convertible Preferred Stock, as well as an additional 360,000 shares that will be owed as a dividend from January 2006 though January 2007 based on an 12% dividend on the $3,000,004 Redeemable Convertible Preferred Stock pursuant to the amendment to the Certificate of Designation, and 180,000 shares that will be owed as a dividend from January 2007 though July 2007 based on a 12% dividend on $1,500,002 Redeemable Convertible Preferred Stock (after half of the $3,000,004 Redeemable Convertible Preferred Stock is redeemed in January 2007 pursuant to the amendment to the Certificate of Designation). These amounts will be decreased by any cash redemption or any conversion to common stock by the holder and the shares being registered based upon same will be cancelled. The dividend shares shall be distributed pro rata to the shareholders of Secure Systems, Inc. In the event that any of the Redeemable Convertible Preferred Stock remains outstanding at any of the redemption dates, then the Company is obligated to redeem them for cash.

(4)

Mr. Farley received 1,198,545 shares of our Redeemable Convertible Preferred Stock pursuant to our Agreement and Plan of Merger with Secure Systems, Inc. Such shares are convertible into 1,331,717 shares of common stock; and Mr. Farley is entitled to receive 324,973 shares of common stock pursuant to the dividend, for a total of 1,656,690 shares of common stock.

(5)

Mr. Lawson received 311,475 shares of our Redeemable Convertible Preferred Stock pursuant to our Agreement and Plan of Merger with Secure Systems, Inc. Such shares are convertible into 346,083 shares of common stock; and Mr. Lawson is entitled to receive 84,453 shares of common stock pursuant to the dividend, for a total of 430,536 shares of common stock.

(6)

Mr. Morrison received 192,963 shares of our Redeemable Convertible Preferred Stock pursuant to our Agreement and Plan of Merger with Secure Systems, Inc. Such shares are convertible into 214,403 shares of common stock; and Mr. Morrison is entitled to receive 52,320 shares of common stock pursuant to the dividend, for a total of 266,723 shares of common stock.

(7)

Stephen and Marie Roman received 298,352 shares of our Redeemable Convertible Preferred Stock pursuant to our Agreement and Plan of Merger with Secure Systems, Inc. Such shares are convertible into 331,502 shares of common stock; and Stephen and Marie Roman are entitled to receive 80,895 shares of common stock pursuant to the dividend, for a total of 412,397 shares of common stock.

(8)

The Woodland Group received 240,000 shares of our Redeemable Convertible Preferred Stock pursuant to our Agreement and Plan of Merger with Secure Systems, Inc. Such shares are convertible into 266,667 shares of common stock; and the Woodland Group is entitled to receive 65,074 shares of common stock pursuant to the dividend, for a total of 331,741 shares of common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of September 12, 2006, 6,708,676 shares of common stock are issued and outstanding and held by approximately 568 shareholders. We are obligated to issue another 7,855,319 shares of our common stock pursuant to our outstanding agreements. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. However, no cash dividend may be declared and paid or set apart for payment upon our Common Stock until after providing for each class of stock, if any, having preference over the common stock.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

In addition, we also have Class A common stock, which has a par value of $.001 per share and 12,000,000 shares have been authorized to be issued. As of September 12, 2006, there are no shares of Class A common stock issued and outstanding. Both common stock and Class A common stock have the same voting rights.

Preferred Stock

As of September 12, 2006, 2,987,381 shares of Series A Redeemable Convertible Preferred Stock are issued and outstanding and 810,000 shares of Series A Redeemable Convertible Preferred Stock which are reserved for issuance for accrued dividends and interest are held by the previous Secure Systems, Inc. shareholders. Holders of our Series A Convertible Preferred Stock are not entitled to vote at any meeting of the shareholders or by consent given in lieu of a meeting of the shareholders with respect to any matters presented to the stockholders of the Corporation for their action or consideration.

Holders of Series A Convertible Preferred Stock are entitle to receive, out of the assets of the Corporation legally available for the payment of dividends, dividends payable in cash. Dividends shall accrue at a rate equal to (a) at the rate of eight cents ($.08) per share per annum from the date of issuance until January 2006. Pursuant to the amendment to the Certificate of Designation of the Series A Convertible Preferred Stock filed January 2006, dividends shall accrue at the rate of twelve cents ($.12) per share per annum from January 2006 until such shares are converted into common shares or until such preferred shares are redeemed. Dividends upon the Series A Convertible Preferred Stock are cumulative and accrue from the date of original issue. Dividends shall cease to accrue upon the Conversion Date with respect to any shares of Series A Preferred Stock converted. No cash dividend may be declared and paid or set apart for payment upon the Corporation’s Common Stock until any accrued dividend on any outstanding shares of Series A Preferred Stock has been fully paid or declared and set apart for payment. Our Board of Directors will have sole discretion with regard to whether dividends will be paid in cash or stock.

In the event of our liquidation, dissolution and winding up, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Dollar ($1.00) per share, plus any accrued and unpaid dividends.

The holders of shares of Series A Preferred Stock have the right to convert each share of Series A Preferred Stock into that number of fully-paid and nonassessable shares of Common Stock at the Conversion Rate of one common share for 0.9 shares of preferred stock.

The holders of shares of Series A Preferred Stock have scheduled and conditional redemption rights. On January 15, 2007 (the “First Redemption Date”), we shall redeem 50% of the shares of Series A Preferred Stock then held by each Registered Holder. On July 15, 2007 (the “Second Redemption Date”), we shall redeem all shares of Series A Preferred Stock then outstanding. In the event that any of the following conditions set forth in the Certificate of Designation occurs and is continuing, and the Holders of a majority of the outstanding Series A Preferred Stock send to us a written demand for redemption, then we shall immediately redeem all of the outstanding Series A Preferred Stock for a redemption price of $1.00 per share of Preferred Stock:

1.	The Corporation shall default in making the full payment due to the Holders on any Redemption Date, and the default shall continue for a period of ten (10) days; or

2.

Secure System, Inc. (“Secure”) shall default in making any payment due to the holders of the Profit Participation Certificates issued with the Series A Preferred Stock, and such default shall continue for a period of ten (10) days after written notice of default is given to the Corporation; or

3.

Any of the representations or warranties made by the Corporation in the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Series A Preferred Stock was issued, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Corporation in connection with the execution and closing of the Merger Agreement shall be false or misleading in any material respect at the time made; or

4.

The Corporation shall default in complying with any covenant in this Certificate of Designations or in the Merger Agreement or in a Stock Pledge and Escrow Agreement given for the benefit of the Holders of the Series A Preferred Stock (the “Stock Pledge Agreement”), and such default shall continue for a period of thirty (30) days after written notice of the default has been given to the Corporation; or

5.

Secure shall make any payment to the Corporation or to any affiliate of the Corporation or person associated with the Corporation, whether as a dividend, loan, payment in compensation or otherwise, except for payments for services rendered, or for goods sold and delivered for an amount not greater than would be paid for such goods to a third party vendor as evidenced by contemporaneous market price information; or

6.	Secure shall issue any capital stock or securities or other instruments convertible into capital stock or shall grant to any person the right to purchase or otherwise acquire its capital stock; or

7.

A default or an event of default shall have occurred and be continuing for more than thirty (30) days with respect to any Funded Debt in excess of $50,000 in the aggregate owed by the Corporation or by Secure. For purposes hereof, “Funded Debt” means all (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument or otherwise, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker’s acceptances or other credit accommodations, (d) contingent obligations and (e) obligations secured by any lien on the Corporation’s property or Secure’s, even if the Corporation or Secure, as applicable, has not assumed such obligations; or

8.

Either the Corporation or Secure shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

9.

A trustee, liquidator or receiver shall be appointed for either the Corporation or Secure or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

10.

Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Corporation or Secure or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

11.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or Secure and, if instituted against the Corporation or Secure, shall not be dismissed within sixty (60) days after such institution or the Corporation or Secure shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Secure Systems Profit Participation Certificates.

In the event that Secure or an affiliate enters into a contract with either Duquesne University or The University of Illinois (a “Contract”) and, pursuant to that Contract, installs products, partially or completely, prior to June 30, 2006, then the Holders of the Secure Systems Profit Participation Certificates shall be entitled to be paid an amount equal to the Profit Participation. The “Profit Participation” shall equal thirty (30%) of Gross Profit received by the Company (or affiliate) from said sales. “Gross Profit” shall mean revenue less direct costs associated with the revenue (including commissions or fees payable on account of the revenue), and shall be computed on a cash basis consistent with accounting practices utilized by the Company prior to June 30, 2004. Gross Profit shall include any revenue billed prior to June 30, 2006 and collected prior to August 31, 2006. As of August 11, 2006, there are no contracts being negotiated nor have any proposals been submitted.

Dividends

We have never paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our common stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our board of directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our common stock. Notwithstanding the above, we have agreed to issue dividends to the holders of Series A Preferred Stock as set forth above. We are not statutorily prohibited from paying dividends.

Warrants

As of September 12, 2006, 140,000 warrants have been issued to seven warrant holders. The warrant holders are entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: 25,000 exercisable at $.30 if exercised within the twelve months from June 30, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 25,000 exercisable at $.30 if exercised within the twelve months from August 19, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 15,000 exercisable at $.30 if exercised within the twelve months from October 21, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 10,000 exercisable at $.30 if exercised within the twelve months from February 1, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 30,000 exercisable at $.30 if exercised within the twelve months from May 26, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, and 25,000 exercisable at $.30 if exercised within the twelve months from August 14, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant. The warrants may be exercised in full or in part (but not of a fractional share) by the holder. In addition, the 5,000 warrants are exercisable at $.20 per share for a period of five years and 5,000 warrants are exercisable at $.18 per share for a period of five years.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 60,000 shares of our common stock which are being registered as part of this registration statement.

The consolidated financial statements for the years ended December 31, 2005 and 2004 included in this prospectus and the registration statement have been audited by WithumSmith+Brown, P.C., independent registered public accountants as stated in their report dated March 23, 2006 which includes an explanatory paragraph relating to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

General

Somerset International Group, Inc. (“Somerset”), the registrant, was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure Systems, Inc., a New Jersey corporation which provides wireless security products and services. The acquisition was completed on March 11, 2005. Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921.

Nature of Business

From inception through the fiscal year ended December 31, 2001, we were primarily engaged in the production and sale of computer-based vision products for automatic part alignment, machine guidance, identification, inspection, control of industrial processes and visual sensing systems for use with industrial automation equipment. These products and control systems were sold to machine manufacturers who then incorporated them into machines sold to an end user. The end users were typically automated, high volume electronic circuit and component manufacturers globally located. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses and maximizing the profitability of our acquired entities and to act as a holding company for such entities.

Corporate Developments

Due to the nature of our business, which required close working relationships with its customers, Somerset had always depended on a few major customers that could be supported by its engineering department. Our principal customer, who accounted for 69% of sales in 1999 and 73% of sales in the first three quarters of 2000 decided to manufacture in-house the products it was purchasing from us, and canceled substantially all outstanding purchase orders with us. In the third quarter of 2001, Somerset was advised by its remaining major customer and principal shareholder, Affiliated Manufacturers, Inc. (“AMI”), controlled by Elizabeth Atkinson and accounting for 21% of sales in 2000, that it did not anticipate making purchases for the remainder of 2001 and extending through 2002. Somerset was not able to replace this lost business.

Based upon these conditions, and after paying employee costs through the fourth quarter of 2001, we did not have sufficient cash to continue in operation after December 31, 2001. Thus, effective January 1, 2002, our management decided to terminate all operations.

On October 3, 2002, pursuant to a Stock Purchase Agreement, J.R.S. Holdings LLC (“J.R.S.”) controlled by James R. Solakian and Conrad Huss, purchased from AMI the following shares: (1) 576,250 shares of Common Stock representing 6.6% of the Common Stock deemed outstanding on the date hereof; (2) 1,000,000 shares of Series A Preferred Stock representing 100% of the Series A Preferred Stock deemed outstanding on the date thereof; and (3) 12,000,000 shares of the Class A Common Stock representing 100% of the Class A Common Stock outstanding thereof. Pursuant to such Agreement, J.M.S. became our controlling shareholder.

On October 3, 2002, Mr. Edward Kornstein resigned as our sole officer and director, and James R. Solakian and Conrad R. Huss were appointed as our new officers and directors. James R. Solakian and Conrad R. Huss were appointed by the resigning directors to fill vacancies on the Board of Directors. Accordingly, no shareholder vote was taken.

On December 31, 2003, J.R.S., our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ), controlled by John X. Adiletta and Paul Patrizio, signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of pre-reverse split Common Stock, 12,000,000 shares of pre-reverse split Class A Common Stock and 1,000,000 shares of its then pre-reverse split Series A Preferred Stock. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. This condition was completed on February 19, 2004. J.R.S. retained 2,381 Common Shares (after the reverse split), representing .2 percent of the then outstanding common shares and Somerset became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow.

On February 19, 2004, Mr. James R. Solakian and Mr. Conrad Huss resigned as our officers and directors and Paul L. Patrizio was appointed as Chairman of the Board of Directors, Principal Financial Officer and Executive Vice President and John X. Adiletta was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Patrizio and Mr. Adiletta were appointed by the resigning directors to fill vacancies on the Board of Directors. Accordingly, no shareholder vote was taken.

On February 27, 2004, the Board of Directors authorized us to enter into an Agreement and Plan of Merger (“Agreement”) with Somerset-NJ. Pursuant to such Agreement, Somerset-NJ would merge into us and we would be the surviving entity and the shareholders of Somerset-NJ would receive shares of our common stock.

On February 27, 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of our Common Stock. At such time our Board approved a 21 to 1 reverse stock split of all of our common shares which was effectuated in April 2004.

On July 1, 2004, we completed the merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of four million sixty-three thousand eight hundred eighty-four shares (4,063,884) of our Common Stock which were valued at $609,583, in exchange for all of the shares of Somerset-NJ stock. Pursuant to the Merger Agreement, Somerset-NJ was merged with and into us, and we were surviving corporation. Somerset-NJ has the strategic objective of acquiring profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities.

Acquisition of Secure Systems, Inc.

On July 7, 2004, we executed an Agreement and Plan of Merger with Secure Systems, Inc., a New Jersey corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we agreed to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. Pursuant to the merger agreement, 3,000,004 of the Secure shares acquired in the merger are held in escrow pursuant to the Stock Pledge and Escrow Agreement between the parties until such indebtedness has been paid off. The financing for this transaction was completed on March 11, 2005, and the merger closed on March 11, 2005.

A total of 87 ½% of Secure’s outstanding stock is represented by the pledged shares since we already paid $500,000 at the closing. This pledge is securing is the mandatory redemption of the preferred stock and this pledge covers the dividends under the Series A Redeemable Convertible Preferred Stock.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) between us, Secure System, Inc. (“Secure” or “SSI”), a New Jersey corporation; and SECSYS Acquisition Corp. (“SECSYS”), a New Jersey corporation and our wholly owned subsidiary, Secure merged into SECSYS and as the surviving entity of the merger became our wholly owned subsidiary. In consideration for the acquisition of all of the outstanding shares of Secure, we paid a total of $500,000 to Secure to be used as working capital and issued a total of 3,000,004 shares of our Series A Convertible Preferred Stock to the shareholders of Secure. These shares of Preferred Stock are convertible into shares of our common shares at the option of the shareholder at the conversion rate of $1.00 per share.

The acquisition was financed through a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. For each dollar invested, an investor received a note for a dollar repayable in full six months from the date of the note and one share of our common stock. Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We have requested a ninety day extension on such notes, and to date, we have received approval from all of the noteholders. Although the ninety day extension has passed, as of September 12, 2006, none of the noteholders has declared a default and we intend to repay the notes through the proceeds of additional financings at such time as this registration statement is declared effective by the SEC.

The following sets the business plan for Secure:

Secure was organized in 1991 to provide personal security systems to campus and other facility environments. SSI designs, manufactures, installs, and maintains these personal duress security systems. Secure’s primary markets include college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist. Secure has been a technology driven company whose emphasis is on quality and customer satisfaction. At the University of Bridgeport, a Personal Alarm Device system was installed more than seven years ago as a solution to the problem of criminals preying upon students on the urban campus. The Clery Award was given to the University of Bridgeport, a Secure client since 1994, in 2003, for the results of its security improvements including the use of Secure’s technology. This nationally recognized award is given to those individuals and organizations that have taken extraordinary actions in the pursuit of student safety. SSI’s technology is proprietary.

Industry Overview

The Student Right-To-Know and Campus Security Act (Public Law 101-542) was passed in 1990 and was signed into law by President George Bush. Title II of this Act is known as the Crime Awareness and Campus Security Act of 1990. Since then it has been amended several times (National Center of Educational Statistics, 1997). The most recent version of this law was passed by Congress as part of the Higher Education Amendments Act of 1998. Its official title under this Act is the “Jeanne Clery Disclosure of Campus Security Policy and Campus Crime Statistics Act” (Public Law 105-244).

Current regulations call for institutions to annually distribute the security report defined by the Act to all current students and employees and provide a summary of the report to any applicant for enrollment or employment upon request (Federal Register, 1992). The purpose of the legislation is largely two-fold. First, by requiring institutions to report specific crime statistics, open their criminal activity logs, and share information about their crime prevention programs with prospective students and their parents so that information about campus safety can be factored into the college choice decision. Second, by notifying students, faculty, staff, and others of criminal activity occurring on campus, individuals can be made aware of the potential risks and make active choices about their personal behavior.

On average annually between 1995 and 2000, about 7.7 million people age 18 to 24 were enrolled full or part time in a college or university. During this period, college students were victims of approximately 526,000 crimes of violence annually: rape/sexual assault, robbery, aggravated assault, and simple assault. Of these violent crimes, an average of approximately 128,100 per year involved a weapon or serious injury to the victim. It is to this market that Secure plans to focus its marketing efforts.

This emphasis on security is also pronounced in the healthcare arena, specifically in the mental health care facilities. Currently, Healthcare facilities represent a majority of SSI’s installations. The Secure technology is applicable in any environment that is a campus like surrounding – contained and geographically definable – such as Public Housing developments, Assisted Living facilities, Federal and State prison and jail facilities.

Secure has already gone through the process and has been approved as a primary vendor for personal duress security systems for the State of New York Departments of Mental Health and Mental Retardation.

Services Offered

Secure has developed the proprietary technology for and is currently marketing an electronic personal security system that is designed for use in institutional environments such as hospitals, correctional facilities, colleges and universities, retirement communities and other institutional settings. In a mental health environment, for example, doctors and staff are frequently in a one on one situations with patients. Secure’s system allows them to discreetly summon help if needed in these, or other situations. Secure’s product takes a proactive approach to personal security, allowing law enforcement or security personnel the opportunity to respond to an individual’s distress while in process instead of responding only after an event has taken place.

Technology

Secure’s technology involves wireless transmitters and receivers in the 300MHz frequency range. This is an unlicensed range and not regulated by the Federal Communications Commission (“FCC”) and provides for no interference from adjoining devices. SSI’s devices have been approved by the FCC, however, as required. In accordance with FCC Regulations Part 15 and DOC Regulation CRC, certain of Secure’s products required approval by the FCC for wireless use. These products were tested by an independent laboratory and the results submitted to the FCC in accordance with their rules. The products were approved between 1993 and 1995. The device used by the user is a key chain attachment that has a small transmitter. SSI’s proprietary technology is in the systems’ software ability to instantly transmit to the client security dispatch center the exact location of the user on the campus or facility. Secure has the internal capability to design, manufacture, install, and maintain these systems.

Each user of the system (e.g. employee, student) is issued a personal alarm device (“PAL”) which has a unique electronic signature identified with the user. It is small enough and light enough (weighing less than one ounce) to be easily carried on a key chain or worn as a pendant. When in a threatening situation, the user presses the button on the PAL, causing the device to transmit its unique signal. Receiving devices intercept the signal and re-transmit it, along with other data used in locating the signaling user, to a central monitoring station located in the institution’s security office and optionally to other monitoring locations in the facility and/or to security vehicles, if desired. Within seconds, the individual’s identity, including photo ID is displayed at the monitoring station(s), as is their location, which is pinpointed on a map for ease of reference (if required, the system can locate a person to a specific room). Security and/or other personnel then deploy assistance to the individual in distress. The monitoring station is a customized personal computer that includes an additional card that holds the Secure System, Inc. proprietary software. The computer is sold with the software configured for the particular client. The system operates indoors, outdoors or both and accordingly can provide full facility or campus-wide coverage. Secure’s system has been credited with saving life and avoiding injury and violent crime in institutions where it is currently being used. Moreover, officials of institutions which have installed Secure’s personal security system report that merely having the PAL gives users a feeling of security and reduces the anxiety which can be associated with moving around within institutions.

We do not currently have patents related to this software. Rather, Secure has elected to maintain its proprietary software as a trade secret.

Customers and Market

Secure markets its services through its staff headquartered at the company’s facility in Ocean, New Jersey, five authorized resellers, and through customer referral. Electronic personal security is a relatively new technology and the market continues to develop. Secure’s current customers, Danbury Hospital and the University of Bridgeport, have demonstrated a need and perceived usefulness for the product. SSI believes its contract with the State of New York will give it more visibility and credibility and that sales will further increase as customer awareness is achieved. This contract has a term from January 1, 2003 to December 31, 2007 with a renewal option through December 31, 2012. The initial contract amount for the initial period was $2,275,730.

While Secure’s primary market has been mental health facilities, it believes that colleges and universities will be a significant future market for its system.

Secure has proven the viability of its technology with several operating sites, including an installation encompassing nearly 90 acres, containing 47 different buildings and protecting nearly 2,000 individuals at the University of Bridgeport. Twenty-seven systems for the health care facilities have already been installed. We have completed the following installations to date:

Healthcare Facilities – 27 installations in the state of New York, completed between 1994 and today.
General Hospital – 1 installation in Connecticut, completed in 1995
University Campus – 2 installations in Connecticut, 1 completed in 1994 and , 1 completed in 2006

We currently have four customers; two campus customers and two healthcare customers.

Materials

The primary materials used in the manufacture of SSI’s personal security products are printed circuit boards and electronic components. These items are obtained directly from manufacturers or distributors. Secure has the necessary supply chains in place to obtain all the necessary materials to produce customer assemblies. Secure utilizes just-in-time procurement practices to maintain its materials at the proper level to support its customers’ needs. Secure maintains a minimum finished goods inventory since their model is based on `built-to-order’ only. This basically reduces the concern of obsolescence and inventory write-off. The materials required to produce most products are readily available. In most cases, they dual-source all materials, insuring competitive pricing and availability. Adequate amount of materials have been available in the past and Secure believes this availability will continue in the foreseeable future. Our manufacturing capabilities include standard solder through assembly, mechanical assembly and electrical testing, as well as final quality control testing.

Competition

Secure’s technology is proprietary and it has elected to treat its locating methodology as a trade secret. While a few companies have a related product, Secure believes that there is only one other direct competitor–Bosch Security Systems – North America. There are two other competitors that provide similar “services” as Secure’s but not the same products – Code Blue, Inc. provides an outdoor intercom system primarily on college campuses and Versus Technology, Inc. provides an infrared location product primarily used in hospital environments.

It is difficult to know any company’s position in the industry as it is highly fragmented and comprised of predominately private companies. The methods of competition are through direct and indirect sales, trade shows, and referrals.

Government Regulations

Secure’s operations are subject to FCC licensing and Secure’s devices have been approved by the FCC as required. Secure’s proprietary products utilize unlicensed 300Mhz frequencies for transmission and reception of signals used by its clients and has been licensed by the FCC for two nationwide two-way licenses in the 450MHz frequency for use during installation and testing. These licenses are effective for ten years and are automatically renewable. In accordance with FCC Regulations Part 15 and DOC Regulation CRC, certain of Secure’s products required approval by the FCC for wireless use. These products were tested by an independent laboratory and the results submitted to the FCC in accordance with their rules. The products were approved between 1993 and 1995.

Letter of Intent

We entered into a letter of intent on June 23, 2005 to acquire 100% of the stock of a New England based Systems Integrator & Value Added Reseller that serves the information life cycle technology market (the flow of information within a corporation from inception to archive) which concentrates its sales efforts on large and medium size corporate and institutional end-users with complex business and technology needs as well as Information Technology (“IT”) resellers throughout North America. The purchase price was seven million five hundred thousand dollars ($7,500,000) to be paid through a combination of cash and convertible preferred stock. The closing was subject to customary due diligence, approval by both parties of a Definitive Agreement as well as receipt of audited financial statements and financing. We engaged a firm on a non-exclusive basis to raise the funds required for this acquisition. The letter of intent expired on February 28, 2006 and the parties failed to enter into an agreement. Therefore this transaction was not completed and we currently have no intention to proceed with this acquisition.

Employees

As of September 12, 2006, Somerset has 1 employee and Secure had 18 employees. These employees include 6 in manufacturing and engineering, 1 in sales and marketing, 8 in service and installation, and 4 in administration. No employees are currently covered under collective bargaining agreements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

General

Effective December 31, 2001, we ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity.

Effective January 1, 2002, our principal activity was to search for opportunities to maximize the value of its tangible and intangible assets. On July 7, 2004, we entered into an Agreement and Plan of Merger with a Secure Systems, Inc. which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we issued three million and four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of Secure Systems and assumed five hundred five thousand dollars ($505,000) of existing indebtedness plus accrued interest. The financing for the acquisition was completed on March 11, 2005, and the merger was closed on March 11, 2005.

Since we ceased operations on December 31, 2001, we generated negligible sales for the fiscal year ended December 31, 2004. The expenses incurred for the fourth quarter of 2004 and fiscal year ended December 31, 2004 related primarily to accounting, audit, legal and administrative expenses needed to continue our operations while we attempted to seek opportunities to maximize the value the value of our tangible and intangible assets. For the year ended December 31, 2005, we generated $1,539,560 in sales and a loss attributable to common stockholders of $1,396,260.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, including stock issued for services and or compensation and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions. Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties and potentially result in materially different results under different assumptions and conditions.

We have not established an allowance for doubtful accounts on our accounts receivable. In not establishing the allowance for doubtful accounts, we analyzed the ability to collect accounts that are large, none of which are currently past due. Historically, SSI has not incurred bad debt expense and that trend is anticipated to continue.

We write down inventory for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

We account for our goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair value with its carrying value, based on cash flow methodology.

The Company currently generates all of its revenue from its acquisition of Secure System, Inc. The opportunity for increased revenues at Secure will result from an increase in installations at new and existing customer sites. There are approximately 6,900 accredited post secondary institutions and 5,700 hospitals the represent Secure’s primary addressable market. The recognition and need for security solutions has increased significantly in the post 9/11 environment. Secure has established a website for additional leads and marketing exposure and has increased its emphasis on indirect sales channels since the acquisition and expects that this emphasis and its direct sales efforts will result in additional installations. In addition, the Company expects to increase its revenues through the acquisition of additional companies that it has targeted.

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO THE THREE AND SIX MONTHS ENDED JUNE 30, 2005.

Revenues:

Revenues of $561,559 and $906,876 for the three and six months ended June 30, 2006 respectively, increased by $18,573 and $289,776 over revenues of $542,986 and $617,100 for the three and six months ended June 30, 2005. The increase in revenues for the period was attributable to the March 11, 2005 merger with Secure System, Inc. Revenues for Secure, on a proforma basis, increased by $18,573 for the three months ended June 30, 2006 and decreased by $81,793 for the six months ended June 30, 2006 as compared to the three and six months ended June 30, 2005. This was primarily attributable to a decrease in Equipment Sales and Installation Revenues of $102,778 for the six months ended June 30, 2006 offset by an increase in Maintenance Revenues of $20,985 for the same period.

Costs and Expenses:

Costs and expenses for the three months ended June 30, 2006 decreased to $664,170 for the six months ended June 30, 2006 and increased to $1,385,876, representing a decrease of $63,735 and an increase of $280,849 respectively, over costs and expenses of $727,905 and $945,019 during the three and six months ended June 30, 2005. The decrease in costs and expenses for the three months ended June 30, 2006 were attributable primarily to a reduction in material costs of systems and overhead expenses, reflecting the decrease in equipment sales while the increases in costs and expenses for the six month period were attributable primarily to the March 11, 2005 merger with Secure System, Inc.

Interest Expense:

Interest expense for the three and six months ended June 30, 2006 was $41,476 and $84,826 respectively. This varied from interest expense of $42,482 and $60,026 during the three and six months ended June 30, 2005. The decrease for the three months is attributable to lower outstanding balances on the stockholder note payable while the increase for the six months is attributable to the interest from the promissory notes issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Dividends on Preferred Stock:

Dividends on preferred stock for the three ended June 30, 2006 increased to $89,582 from $60,000 for the three months ended June 30, 2005. The dividends increased for the three month period ending June 30, 2006 over the three month period ending June 30, 2005 because effective January 2006 in accordance with the provisions of the First Amendment to the Certificate of Designations for the Series A Preferred Stock, the dividend increased to 12% from 8% previously. The $89,582 represents the 12% dividend on the unconverted balance of the Series A Preferred Stock. Dividends for the six months ended June 30, 2006 were $179,164 representing a decrease from $240,000 in dividends during the six months ended June 30, 2005. The dividends decreased for the six month period ending June 30, 2006 over the six month period ending June 30, 2005 because the effective date of the merger with Secure System, Inc. was July 7, 2004 but was not closed until March 11, 2005. At that time, for the quarterly period ending March 31, 2005 there was an accrual of $180,000 in dividends at 8% for the nine months from July of 2004 through March of 2005. In June 2005, there was an additional accrual of $60,000 at 8% reflecting the three months ending June 30, 2005 for a total of $240,000. For the six months ending June 30, 2006, there is $179,164 in dividends at 12% on the unconverted balance of Series A Preferred Stock.

Net (Loss):

Net Loss attributable to common shareholders for the three and six months ended June 30, 2006 was $233,669 and $743,540 respectively. This varied from a net loss attributable to common shareholders of $377,515 and $743,809 during the three and six months ended June 30, 2005. The decrease for the three months is attributable to the reasons stated above as well as a reduction of $89,314 in amortization of debt discount while the increase for the six months is attributable to the increase in costs and expenses recognized in conjunction with the March 11, 2005 merger with Secure System, Inc.

Liquidity and Capital Resources:

We are currently financing our operations primarily through cash generated by financing activities in the form of promissory notes and equity investments. We financed our business acquisition through the issuance of redeemable preferred stock and cash generated from the promissory notes.

We completed the Secure merger by obtaining a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. For each dollar invested, an investor received a note for a dollar repayable in full six months from the date of the note and one share of our common stock. In addition, the notes are convertible, at the option of the holder, into shares of common stock at the price of $0.25 per share. Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We had requested a ninety day extension on such notes and we received approval from all of the noteholders. Although the ninety day extension has passed as of March 28, 2006, none of the noteholders has declared a default and we intend to repay any unconverted notes through the proceeds of additional financings.

At June 30, 2006, the Company had negative working capital of $1,369,688.

We plan to establish a source of revenues sufficient to cover our operating costs by acquiring additional companies that are generating positive cash flows from operating activities either at acquisition or projected to do so in the future , thereby furthering the objective of becoming profitable and generating positive cash flow from operating activities on a consolidated basis. The funds needed to continue operations over the next twelve months will be raised from accredited investors and/or institutional investors as in the previous financings. During this period, the Company will reduce or defer expenses until such time as the capital is available.

Our need for capital may change dramatically as a result of any additional business acquisition or combination transaction. There can be no assurance that we will identify any additional suitable business, product, technology or opportunity in the future. Further, even if we locate a suitable target, there can be no assurance that we would be successful in consummating any acquisition or business consolidation on favorable terms or that we will be able to profitably manage the business, product, or technology, if acquired or otherwise engaged. The Company intends to acquire cash flow positive companies of such size or number that will allow it to continue as a going concern. If we are unable to obtain debt and/or equity financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. Consequently, there is substantial doubt about our ability to continue to operate as a going concern.

Management intends to ask pertinent questions of the proposed candidates or opportunities in the course of its diligence phase. Management will rely heavily on a business plan, financial statements and projections, and management’s views of the future. Unless something comes to management’s attention, as a result of its review of the proposed candidate’s audited financial statements, which causes us to have serious concerns on the viability or integrity of the financial records and business projections, which would result in a disqualification of such candidate, a transaction would be approved by the Board of Directors. When a transaction requires shareholder approval, a shareholder meeting must be held and a shareholder vote taken. A proxy statement would be mailed to each shareholder informing them of the meeting and requesting their vote. However, in lieu of holding a meeting, a majority of shareholders may sign a Shareholder’s Resolution approving of such transaction. If a meeting is not held, an information statement must be mailed to all of its shareholder’s informing them of the action taken by the majority shareholders.

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2004.

Revenues

Revenues of $1,539,560 for the year ended December 31, 2005 increased by $1,538,560 over revenues of $1,000 during the year ended December 31, 2004. The increase in revenues for the periods was attributable to the March 11, 2005 merger with Secure System, Inc. Revenues for Secure, on a proforma basis, decreased $178,538 for the twelve months ended December 31, 2005 as compared to the twelve months ended December 31, 2004. This was primarily attributable to a decrease in Equipment Sales and Installation Revenues of $517,700 for the twelve months ended December 31, 2005 offset by an increase in Maintenance Revenues of $328,370 and Subscription Revenues of $10,792 for the same period.

Costs and Expenses

Costs and expenses for the year ended December 31, 2005 increased to $2,262,137, representing an increase of $1,098,662 over costs and expenses of $1,163,475 during the year ended December 31, 2004. The increases in costs and expenses for the twelve month period were attributable primarily to the March 11, 2005 merger with Secure System, Inc.

 Interest Expense

Interest expense for the year ended December 31, 2005 increased to $144,681, from interest expense of $36,517 during the year ended December 31, 2004. This increase is attributable to the interest on the promissory notes acquired with the merger with Somerset-New Jersey, as well as from the promissory notes issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Other Income (Expense)

Other expense for the year ended December 31, 2005 increased by $253,292 from $59,303 during the year ended December 31, 2004. The increase in other expense for the period was attributable to amortization of debt discount, $145,128, and an increase in interest expense, $108,164, for the promissory notes issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Dividends on Preferred Stock

Dividends on preferred stock for the year ended December 31, 2005 increased to $359,748 from $0 dividends during the year ended December 31, 2004. This increase is dividends attributable to the redeemable convertible preferred shares issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Net (Loss)

Net Loss for the year ended December 31, 2005 increased by $174,482 to $1,396,260 from $1,221,778 during the year ended December 31, 2004. The increase in net loss is primarily due to an increase in revenues of $1,539,560 for the period that were attributable to the March 11, 2005 merger with Secure System, Inc. and reduced by an increase in costs and expenses for the year of $1,098,662 that were also primarily attributable to the March 11, 2005 merger with Secure System, Inc. The increase in costs and expenses was partially reduced due to a decrease in general and administrative expenses of $226,497 due primarily to lower consulting fees for the year.

Liquidity and Capital Resources

We are currently financing our operations primarily through cash generated by financing activities in the form of promissory notes and equity investments. We financed our business acquisition through the issuance of redeemable preferred stock and cash generated from the promissory notes.

We completed the Secure merger by obtaining a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. For each dollar invested, an investor received a note for a dollar repayable in full six months from the date of the note and one share of our common stock. In addition, the notes are convertible, at the option of the holder, into shares of common stock at the price of $0.25 per share. Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We had requested a ninety day extension on such notes and we received approval from all of the noteholders. Although the ninety day extension has passed as of March 28, 2006, none of the noteholders has declared a default and we intend to repay any unconverted notes through the proceeds of additional financings.

At December 31, 2005, the Company had negative working capital of $1,048,926, and a stockholder deficit of $1,494,637. It is for these factors that our auditors have issued an explanatory paragraph with regard to our ability to continue as a going concern.

Recent Accounting Pronouncements

In December 2004, the FASB revised FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” It applies in the first reporting period beginning after December 15, 2005. The adoption of Statement No. 123 (revised 2004) is not expected to have a material impact on the Company’s financial position, liquidity, or results of operations.

Off-Balance Sheet Transactions:

At March 31, 2006, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF PROPERTY

Our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. We are currently being provided with space at this location by an unrelated third party, who is not related to us, pursuant to a month-to-month lease 2005 for $220 per month.

Facilities

Secure operates from a 10,000 square facility, located in central New Jersey. The facility is leased under a short-term lease that expires in December 2006. Under the terms of the lease, Secure pays a total of $6,025 of month for the lease. Approximately 2,000 square feet of space is utilized by Engineering and Administration and the balance, 8,000 square feet, is used for Manufacturing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 3, 2002, pursuant to a Stock Purchase Agreement, J.R.S. Holdings LLC (“J.R.S.”) controlled by James R. Solakian and Conrad Huss, our former officers and directors, purchased from AMI the following shares: (1) 576,250 shares of Common Stock representing 6.6% of the Common Stock deemed outstanding on the date hereof; (2) 1,000,000 shares of Series A Preferred Stock representing 100% of the Series A Preferred Stock deemed outstanding on the date thereof; and (3) 12,000,000 shares of the Class A Common Stock representing 100% of the Class A Common Stock outstanding thereof. Pursuant to such Agreement, J.R.S. became our controlling shareholder. We are not aware of the purchase price paid for these shares.

On December 31, 2003, J.R.S., our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-N) controlled by John X. Adiletta and Paul Patrizio, signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of pre-reverse split Common Stock, 12,000,000 shares of pre-reverse split Class A Common Stock and 1,000,000 shares of its then pre-reverse split Series A Preferred Stock. The purchase price for these shares was $125,000. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. J.R.S. retained 2,381 Common Shares (after the reverse split), representing .2 percent of the then outstanding common shares and Somerset became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow. Prior to the acquisition of our shares, Somerset-NJ had no relationship with us and our name at that time of the acquisition was ORS Automation, Inc. Pursuant to the acquisition, Somerset NJ became our principal shareholder and we changed our name to Somerset International Group, Inc.(Delaware)

On February 27, 2004, we entered into an Agreement and Plan of Merger with Somerset-NJ, which closed on July 1, 2004, and issued a total of 4,063,823 shares of our common stock valued at $609,583, to the shareholders of Somerset-NJ in exchange for all of the issued and outstanding shares of Somerset-NJ. John X. Adiletta, currently our sole officer and director, and Paul Patrizio, formerly our Chief Financial and Director, were the principal shareholders of both us and Somerset-NJ at the time of the merger and each received 1,800,000 shares of our common stock pursuant to the merger.

In April 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of the Company’s Common Stock. The Company then effected a 21 to 1 reverse stock split of all of its common shares.

On September 30, 2004, we approved the issuance of 200,000 shares of restricted common stock to Paul Patrizio and 200,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $100,000 in accrued compensation owed to Paul Patrizio and to John X. Adiletta at the rate of $0.50 per share. This is based upon annual salaries of $250,000 for each officer. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Paul Patrizio and John X. Adiletta, our sole officer and director, personally guaranteed a one year $175,000 promissory note issued to George and Mary Lou Berry on January 5, 2005, bearing an interest rate of 12%. This note is convertible into shares of our common stock at a conversion rate of $.25 per share for a total of 700,000 shares.

On March 10, 2005, our former officer and director Paul Patrizio agreed to return shares totaling 1,289,848, which were valued at $193,476, pursuant to the terms of his resignation as an officer and director of the Company.

The balance on the stockholder note payable was $568,814 at June 30, 2006 and $555,626 at July 31, 2006. The note plus accrued interest matured on December 31, 2001. On July 1, 2004, the Company amended the note to add accrued interest through June 30, 2004 of $266,855 to the principal amount of $503,602. The new principal amount of the note was repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009. The holder of the note is William F. Farley, an unrelated third party, and the note was originally issued on November 25, 1997 for working capital purposes. Mr. Farley was the majority shareholder of Secure at the date of acquisition.

On December 31, 2005, we approved the issuance of 300,000 shares of restricted common stock to John X. Adiletta. These shares were issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. On May 26, 2006, we approved the issuance of 171,785 shares of restricted common stock to Mr. Adiletta as full payment for an advance of $34,357 by Mr. Adiletta. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation paid by Somerset during the fiscal years ended December 31, 2005, 2004, and 2003 in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

		ANNUAL COMPENSATION		LONG TERM COMPENSATION
Name and Principal Position	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED STOCK AWARD(S)	SECURITIES UNDERLYING OPTIONS/ SARS	LTIP PAYOUTS	ALL OTHER COMPENSATION

John X. Adiletta, President; CEO;	2005 2004	$275,000(5) $250,000(4)	$75,000 0	0 0		0 0	0 0	0 0

Paul Patrizio (1), Executive Vice President; Principal Financial Officer; Secretary; Director	2004	$250,000(4)	0	0	,	0	0	0

Edward Kornstein (2)	2003	--	--	--	--	--	--	--

James R. Solakian (3)	2004 2003	-- --	-- --	-- --	-- --	-- --	-- --	-- --

(1) Paul L. Patrizio resigned as Executive Vice President, Principal Financial Officer, Secretary and Director on March 11, 2005

(2) Edward Kornstein resigned as Principal Officer and Director on October 3, 2002.

(3) James R. Solakian resigned as Principal Officer and Director on February 12, 2004.

(4) In 2004, John X. Adiletta and Paul Patrizio were entitles to salaries of $250,000 in accordance with their employment agreements dated January 6, 2004. On December 31, 2004, Mssrs. Adiletta and Patrizio signed an agreement waiving their salary and other expenses for the period from October 1, 2004 through March 31, 2005. On October 4, 2004, we issued 200,000 shares of our restricted common stock to both Mr. Patrizio and Mr. Adiletta. These shares were issued for accrued salary of $100,000 and were valued at $.50 per share. This accrued salary was for approximately 4.8 months based on their salaries of $250,000 for the year. As of December 31, 2004, all of the salaries had been paid in a combination of cash, waivers, and stock.

(5) In 2005, John X. Adiletta was entitled to a salary of $275,000 in accordance with his employment agreement dated January 6, 2004. On December 31, 2004, Mssrs. Adiletta and Patrizio signed an agreement waiving their salary and other expenses for the period from October 1, 2004 through March 31, 2005, which waived %68,750 of Mr. Adiletta’s 2005 salary. On December 31, 2005, we issued 300,000 shares of our restricted common stock to Mr. Adiletta. These shares were issued for accrued salary of $150,000 and were valued at $.50 per share. This accrued salary was for approximately 6.5 months based on his salary of $275,000 for the year. As of December 31, 2005, all of Mr. Adiletta’s salary had been paid through a combination of cash ($56,250), waivers ($68,250), and stock ($150,000).

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

John X. Adiletta, our President and CEO, entered into an employment Agreement with Somerset-NJ in January 2004, pursuant to which he currently receives a base salary of $250,000 (subject to a minimum upward adjustment of 10% annually). Pursuant to our merger with Somerset-NJ we assumed the obligations set forth in the employment agreement. Mr. Adiletta is also eligible for such bonus compensation as may be determined by the Board of Directors from time to time, as well as a bonus of five percent (5%) of the earnings before interest, depreciation, and amortization based on our audited consolidated results. The employment agreement terminates on December 31, 2009. The agreement contains non-competition and termination non-solicitation provisions which survive the termination of Mr. Adiletta’s employment for one year. In the event of termination of employment without cause, the agreement provides that we shall: (1) pay Mr. Adiletta severance equaling the greater of the balance of the term of the agreement or one year’s salary, (2) provide to Mr. Adiletta certain medical (including disability) and vacation benefits; and (3) within 3 months of termination, pay to Mr. Adiletta an amount equal to the bonus paid to Mr. Adiletta in the preceding year under the agreement. In the event of a change of control, as defined in the agreement, Mr. Adiletta may at his election, at any time within one year after such event, terminate the agreement with 60 days prior written notice. Upon such termination, Mr. Adiletta is entitled to: (1) a lump-sum severance payment equal to 200% of Mr. Adiletta’s annual salary rate in effect as of the termination, or if greater, such rate in effect immediately prior to the change in control of Somerset, (2) an amount equal to 200% of his bonus for the previous year; and (3) for a eighteen (18) month period after such termination certain disability, accident and group health insurance benefits.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS

Page

Consolidated Balance Sheet (Unaudited) – June 30, 2006	F-2
Unaudited Consolidated Statements of Operations for the Three and Six

Months Ended June 30, 2006 and 2005 (Restated)	F-3
Unaudited Consolidated Statements of Cash Flows for the Six

Months Ended June 30, 2006 and 2005 (Restated)	F-4

Notes to the Consolidated Financial Statements	F-5-F-11

Report of Independent Registered Public Accounting Firm	F-12

Consolidated Balance Sheet December 31, 2005	F-13

Consolidated Statements of Operations
For the Years Ended December 31, 2005 and 2004	F-14

Consolidated Statements of Stockholders’ Deficit
For the Years Ended December 31, 2005 and 2004	F-15-16

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005 and 2004	F-17

Notes to Consolidated Financial Statements	F-18-F-31

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEET

JUNE 30, 2006

ASSETS
Current Assets:
Cash	$10,005
Accounts receivable	295,156
Inventories	308,243
Prepaid expenses	61,267
Deposits	9,554
Total Current Assets	684,225

Property and equipment, net	2,686

Other Assets:
Non compete covenant, net	123,359
Customer lists, net	806,041
Software, net	119,221
Goodwill	2,200,355
Total other assets	3,248,976
TOTAL ASSETS	$3,935,887

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$640,088
Promissory notes payable	899,000
Stockholder note payable, current maturities	165,719
Employment contracts payable	25,527
Accrued interest payable	189,254
Deferred revenue	137,053
Total Current Liabilities	2,056,641

Stockholder note payable, net
of current maturities	403,095

TOTAL LIABILITIES	2,459,736

Convertible redeemable preferred stock	3,524,971

Stockholders’ Deficit:
Common Stock, 200,000,000 shares authorized,	6,583
$.001 par value, 6,583,676 shares issued and
outstanding
Capital in excess of par value	26,481,624
Accumulated deficit	(28,537,027)
Total Stockholders’ Deficit	(2,048,820)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,935,887

The Notes to Consolidated Financial Statements are an integral part of this Statement.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDING JUNE 30, 2006 AND 2005

	Three	Months	Six	Months
	2006	2005 (Restated Note 3)	2006	2005 (Restated Note 3)
Revenues
Equipment Sales	$123,140	$177,591	$198,598	$190,582
Installation Revenues	199,959	130,647	235,385	144,447
Subscription Revenues	59,001	59,001	118,002	72,323
Maintenance Revenues	179,459	175,747	354,891	209,748

Total revenues	561,559	542,986	906,876	617,100

Costs and expenses
Material cost of systems	61,674	88,519	98,181	95,176
Overhead cost	62,637	75,924	119,624	92,820
Install and service costs	132,066	156,617	266,640	194,256
Engineering and development	41,924	39,172	81,130	46,251
Selling and marketing expense	36,114	32,037	74,063	34,579
Gen and admin expense	265,405	269,509	617,540	377,496
Amortization expense	62,475	62,473	124,948	99,962
Depreciation expense	1,875	3,654	3,750	4,479

Total costs and expenses	664,170	727,905	1,385,876	945,019

Loss from operations	(102,611)	(184,919)	(479,000)	(327,919)

Other Expense
Amortization of debt discount	--	(89,314)	--	(114,514)
Interest expense	(41,476)	(42,482)	(84,826)	(60,026)
Total other expense	(41,476)	(131,796)	(84,826)	(174,540)

Loss before income taxes	(144,087)	(316,715)	(563,826)	(502,459)

Provision for income taxes	--	800	550	1,350

Net Loss	$(144,087)	$(317,515)	$(564,376)	$(503,809)

Dividends on preferred stock	(89,582)	(60,000)	(179,164)	(240,000)
Net loss attributable to
Common stockholders	$(233,669)	$(377,515)	$(743,540)	$(743,809)

Basic loss per common share	$(0.04)	$(0.07)	$(0.12)	$(0.14)
Weighted Average Number of
Common Shares	6,244,858	4,991,256	6,096,421	5,249,732

The Notes to Consolidated Financial Statements are an integral part of these statements.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDING JUNE 30, 2006 AND 2005

	2006	2005 (Restated Note 3)
Cash Flows From Operating Activities:
Net Loss	$(564,376)	$(503,809)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities:
Amortization of debt discount	--	114,514
Amortization	124,948	99,962
Depreciation	3,750	4,479
Stock issued for services	115,000	15,625

Changes in operating assets and liabilities:
Accounts receivable	(92,908)	(145,704)
Inventories	31,690	17,481
Other current assets	(31,643)	13,535
Accounts payable and accrued expenses	227,575	168,883
Accrued interest payable	58,680	47,330
Employment contracts payable	(18,590)	(76,985)
Deferred revenue	115,683	(101,016)
Net Cash Used by Operating Activities	(30,191)	(345,705)

Cash Flows From Investing Activities:
Acquisition of subsidiary,
net of cash acquired	--	14,810
Purchase of equipment	--	(3,071)
Net Cash Provided by Investing Activities	--	11,739

Cash Flows From Financing Activities:
Payment of note payable	--	(53,503)
Proceeds from issuance of promissory notes	--	524,000
Proceeds from issuance of stock	40,000	25,000
Proceeds from insurance on vehicle	10,382
Payment of stockholders note payable	(51,673)	(150,000)
Net Cash Provided (Used) by `Financing Activities	(1,291)	345,497

Net Change in Cash	(31,482)	11,531
Cash at Beginning of the Period	41,487	115
Cash at End of the Period	$10,005	$11,646

Non Cash Investing and Financing Activities:
Common stock issued in connection with
private placement of notes	$--	$157,200
Accrual of preferred stock dividends	$179,164	$240,000
Convertible redeemable preferred
stock issued in business combination	$--	$3,000,004
Stock issued for officer loan	$34,357	$--

The Notes to Consolidated Financial Statements are an integral part of these statements.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 - Business and Basis of Presentation:

A.	Nature of the Business:

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises – from personal safety to information security – and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure Systems, Inc., a New Jersey corporation, which provides wireless security products and services marketed throughout the United States. The acquisition was completed on March 11, 2005 (see Note 9). Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921.

B.	Basis of Presentation:

The unaudited consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The unaudited interim consolidated financial statements as of June 30, 2006 and 2005 reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of its financial position as of June 30, 2006 and the results of its consolidated operations and its consolidated cash flows for the three and six month periods ended June 30, 2006 and 2005.

The Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005 are not necessarily indicative of results for the full year.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue which is adequate to cover its administrative costs for a period in excess of one year and allow it to continue as a going concern and the Company has an accumulated deficit of approximately $28,537,000. Management is actively involved in exploring business opportunities which they believe will allow the Company to increase shareholder’s value and allow it to continue as a going concern. As of March 11, 2005, the Company has acquired a company that provides wireless security products (Note 9). The Company will require financing to fund its current operations and will require additional financing to acquire or develop other business opportunities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On July 7, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation (“SSI”) which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million and four shares (3,000,004), valued at $1.00 per share, of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred four thousand dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock. The Company has agreed to file a registration statement to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which was September 10, 2005. This stock was issued on March 11, 2005.

Note 2 - Significant Accounting Policies

A.	Accounts Receivables

Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivables are stated at the amount billed to the customer. Interest is not billed or accrued. Accounts receivables in excess of 90 days old are considered delinquent. Payments to accounts receivables are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the oldest invoice. The Company does not have an allowance for doubtful accounts as of June 30, 2006 based on their historical collectability.

B.	Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements are stated at cost. Depreciation is provided on a straight-line method over the estimated useful lives of the assets ranging from two-seven years. Leasehold improvements are deprecated over the lesser of their useful lives or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

C.	Concentration of Credit Risk:

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

Currently, Secure has four customers which accounted for all of their revenues. While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future.     Significant reductions in sales to any of our customers may have a material adverse effect on us by reducing our revenues and our gross margins.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

D.	Estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures including the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

E.	Income Taxes:

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company’s various income tax returns for the year reported. The Company’s deferred tax items are deferred compensation and net operating loss carryforwards, and other deferred tax assets have been offset by a valuation allowance for the same amount.

F.	Fair Value of Financial Instruments:

The carrying amounts of cash, accounts payable, accrued expenses, promissory notes payable, and stockholder note payable approximate fair value because of the short maturity of these items.

G.	Reclassifications:

Certain reclassifications were made to the 2005 financial statements in order to conform to the 2006 financial statement presentation. Such reclassifications had no effect on the prior year net loss.

H.	Principles of Consolidation:

The consolidated financial statements include the operations of Somerset International, Inc. and its wholly owned subsidiary, Secure System, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

I.	Stock Based Compensation and Stock Sales:

Stock and warrants issued for employee compensation services have been determined based on the value of the instrument issued at date of issuance for such services. In addition, during 2005 and 2006 the Company issued warrants as part of certain sales of common stock. The value of these warrants has been included in additional paid in capital as part of the value of the overall stock sale. See New Accounting Pronouncements for discussion on FAS 123R.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

J.	Revenue Recognition:

Installation, subscription and maintenance revenues include installation of equipment and testing at customer sites, fees for leased wireless equipment, and fees for equipment maintenance. These revenues are recognized as the services are performed, or ratably over time in the case of fees that may be billed quarterly or semi-annually in advance. Revenues related to pre-billed services are deferred until the service is provided and thereby earned. Equipment revenue is recognized when the equipment is delivered to the customer. The Company recognizes revenue only when persuasive evidence of an arrangement exists, when delivery of merchandise has occurred or services have been rendered, the fee is established and is determinable and collection is reasonably assured.

K.	Inventory:

Inventory consists primarily of parts and work in process products held for sale. Inventory, at year end, is stated at the lower of cost or market, with cost being determined on a first in/first out basis. In accordance with APB 28 14(a), the Company uses estimated gross profit rates to determine costs of goods sold during interim periods. This is different than the method used at annual inventory dates. The Company performs physical inventory counts when calculating year end inventory values. Historically, this has not resulted in any material adjustment to the cost of goods sold.

L.	Loss Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, “Earnings per Share” (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method. As the Company had a net loss, the impact of the assumed exercise of the stock options and warrants is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share. For the periods ended June 30, 2006 and 2005, 115,000 and 0 of common stock equivalent shares were excluded from the computation of diluted net loss per share.

M.	Goodwill and Intangible Assets:

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test. Intangible assets with finite useful lives related to software, customer lists, covenant not to compete and other intangibles are being amortized on a straight-line basis over the estimated useful life of the related asset, generally three to seven years.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

N.	Recoverability of Intangible and Other Long Lived Assets:

In accordance with SFAS No.142, the Company reviews the carrying value of goodwill an intangible assets with indefinite lives annually or in certain circumstances as required. The Company measures impairment losses by comparing carrying value to fair value. Fair value is determined using a price to sales multiple of comparable companies.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets used in operations are reviewed for impairment whenever events or change circumstances indicate that carrying amounts may not be recoverable. For long-1ived assets to be held used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between carrying amount and fair value.

Note 3 – Restatement

The June 30, 2005 financial statements have been restated to reflect the effects of three accounting corrections for amounts reported in the June 30, 2005 Form 10QSB. Those corrections include (1) the recognition of amortization expense on certain intangible assets for which final allocation and determination of amounts and corresponding useful lives had not been determined with the previous filing, (2) shares returned by a former shareholder that were previously recorded with underlying footnote disclosure as non-cash other income, but have been reversed with these restated financial statements and (3) the recognition of covenants not to compete pursuant to certain employment agreements that were not previously reflected in the prior June 30, 2005 Form 10QSB filing. The effect of these restatements is a revision of the Company’s statement of operations to reflect a restated net loss of approximately $504,000 ($.10 per share), representing a decrease of $217,000 ($.05 per share) from previously reported net loss of approximately $287,000 ($.05 per share).

 Note 4 – Stockholders Deficit

The preferred stock of the Company had a par value of $.001 per share and 1,000,000 shares were authorized issued and outstanding as of December 31, 2003. These shares were converted to common stock during 2004.

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the preferred stock of the Company has a par value of $.001 per share and 100,000,000 shares have been authorized to be issued. No shares of preferred stock were issued or outstanding at June 30, 2006.

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the common stock of the Company has a par value of $.001 per share and 200,000,000 shares have been authorized to be issued.

In January 2006, the Company approved the issuance of 300,000 shares of common stock for consulting services rendered at $.20 per share. The stock was issued on January 19, 2006.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In February 2006, a private placement to an accredited investor was completed in the amount of ten thousand dollars ($10,000). The investor was issued 50,000 shares of the Company’s common stock. The stock was issued on February 6, 2006.

In February 2006, the Company approved the issuance of 100,000 shares of common stock for consulting services rendered at $.20 per share. The stock was issued on February 6, 2006.

In May 2006, a private placement to two accredited investors was completed in the amount of thirty thousand dollars ($30,000) at $.20 per share. The investors were issued 150,000 shares of the Company’s common stock and warrants to purchase 30,000 shares of common stock expiring three years from issuance. The stock was issued on May 26, 2006.

In May 2006, the Company approved the issuance of 175,000 shares of common stock for advisory services rendered at $.20 per share. The stock was issued on May 26, 2006.

In June, 2006, the Company approved the issuance of 171,785 shares of common stock to an officer of the Company as a full payment for an officer advance of $34,357 to the Company at $.20 per share.

Note 5 – Series A Convertible Redeemable Preferred Stock

As of June 30, 2006, 2,986,059 shares of Series A Redeemable Convertible Preferred Stock are issued and outstanding and 538,912 shares of Series A Redeemable Convertible Preferred Stock which are reserved for issuance for accrued dividends are held by the previous Secure Systems, Inc. shareholders. Holders of our Series A Convertible Preferred Stock are not entitled to vote at any meeting of the shareholders or by consent given in lieu of a meeting of the shareholders with respect to any matters presented to the stockholders of the Corporation for their action or consideration.

Holders of Series A Convertible Preferred Stock are entitle to receive, out of the assets of the Corporation legally available for the payment of dividends, dividends payable in cash. Dividends shall accrue at the rate of eight cents ($.08) per share per annum until January 15, 2006 and at the rate of twelve cents ($.12) per share per annum thereafter. Dividends upon the Series A Convertible Preferred Stock are cumulative and accrue from the date of original issue. Dividends shall cease to accrue upon the Conversion Date with respect to any shares of Series A Preferred Stock converted. No cash dividend may be declared and paid or set apart for payment upon the Corporation’s Common Stock until any accrued dividend on any outstanding shares of Series A Preferred Stock has been fully paid or declared and set apart for payment. Our Board of Directors will have sole discretion with regard to whether dividends will be paid in cash or stock.

In the event of our liquidation, dissolution and winding up, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Dollar ($1.00) per share, plus any accrued and unpaid dividends.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The holders of shares of Series A Preferred Stock have the right to convert each share of Series A Preferred Stock into that number of fully-paid and nonassessable shares of Common Stock at the Conversion Rate of $1.00 per share until January 15, 2006 and at $.90 per share thereafter.

In December 2005, the Company filed a Form 8K that the Company had, by a vote of a majority of its holders of Series A Convertible Preferred Stock, approved an amendment to its Articles of Incorporation by modifying the Certificate of Designations of its Series A Convertible Preferred Stock effective January 15, 2006.

The holders of shares of Series A Preferred Stock have scheduled and conditional redemption rights. On January 15, 2007 (the “First Redemption Date”), we shall redeem 50% of the shares of Series A Preferred Stock then held by each Registered Holder. On July 15, 2007 (the “Second Redemption Date”), we shall redeem all shares of Series A Preferred Stock then outstanding. In the event that any of the following conditions set forth in the Certificate of Designation occurs and is continuing, and the Holders of a majority of the outstanding Series A Preferred Stock send to us a written demand for redemption, then we shall immediately redeem all of the outstanding Series A Preferred Stock for a redemption price of $1.00 per share of Preferred Stock.

Note 6 - Related Party Transactions

On March 10, 2005, our former officer and director Paul Patrizio agreed to return shares totaling 1,289,848, which were valued at $193,476, pursuant to the terms of his resignation as an officer and director of the Company. The Company has retired these shares and has adjusted the par value of common stock and additional paid in capital to reflect this retirement.

The stockholder note payable was $568,814 at June 30, 2006. The principal amount of the note was partially repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009

On December 31, 2005, the Company issued 300,000 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares were issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 30, 2006, the Company issued 171,785 shares of restricted common stock to John X. Adiletta, the Company's President and Chief Executive Officer. These shares were issued based on the conversion of $34,357 in advances made to the Company by John X. Adiletta at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 7 - Recent Accounting Pronouncements

In December 2004, the FASB revised FASB Statement No. 123R, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” It applies in the first reporting period beginning after December 15, 2005. The adoption of Statement No. 123R (revised 2004) did not have a material impact on the Company’s financial position, liquidity, or results of operations.

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

Note 8 - Promissory Notes Payable

On January 17, 2004, Somerset-New Jersey closed a $175,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance. In addition to the agreement to repay the Note and interest, the investor received a 10% ownership interest in Somerset-New Jersey. As a result of this transaction, Somerset-NJ recorded a debt discount of $3,500, which was amortized over the life of the bridge financing agreements. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 29, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. As part of the agreement, the investor was to receive 100,000 shares of the Company’s Common Stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On June 25, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. In addition to the repayment of the Note and interest, the investor received 100,000 shares of the Company’s Common Stock. This stock was valued at $15,000. As a result of this transaction, the Company has recorded a Debt Discount of $15,000, which was amortized over the life of the Promissory Note Payable, which was one year. The Company has agreed to register the Common Stock with the Securities and Exchange Commission the later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock, valued at $.30 per share. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 12, 2005. The registration statement was filed on September 12, 2005. This stock was issued on March 11, 2005. These Notes were extended to December 11, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $151,200 and was recorded as a debt discount with a corresponding increase to equity. The total discount of $151,200 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 1, 2005, a private placement to an accredited investor was completed in the amount of twenty thousand dollars ($20,000) with interest payable at twelve (12%) percent per annum. This investor received a six month Convertible Secured Promissory Note in the amount of $20,000 and was issued 20,000 shares of the Company’s common stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 30, 2005. This stock was issued on April 1, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $6,000 and was recorded as a debt discount with a corresponding increase to equity. The total discount of $6,000 was amortized over the original life of the loan, and is fully amortized as of December 31, 2005. The Note is convertible at any time at the holder’s option into common stock at $0.25 per share.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Jan 2004 Note -	$175,000
Apr 2004 Note -	100,000
Jun 2004 Note -	100,000
Mar 2005 Notes -	504,000
Apr 2005 Note -	20,000
Stockholder Note -	165,719
sub - Total -	$1,064,719

Long Term Debt:

Stockholder Note -	403,095

Total debt -	$1,467,814

Note 9 - Acquisition Agreement

On July 7, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The redemption price of the preferred stock is $1.00 per share. The value of the convertible preferred stock was primarily based upon potential repayment requirements called for in the agreement (assuming the preferred stockholder does not exercise the conversion option). The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005. The results of operations, from March 11, 2005 for the acquired entity, are included in the 10KSB consolidated statements of operations for the year ending December 31, 2005.

Note 10 - Commitments

The Company has entered into employment agreements with two officers that became effective January 6, 2004. The employment agreements have a term of five years. In the event of termination of employment without cause, the agreement provides that the Company shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary, The officers have signed an additional agreement, in which they have agreed to waive any claims for payment of salary and auto, mobile phone, and medical benefits provided for in their employment agreements. The additional agreement was for the period of October 1, 2004 though June 30, 2005.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Effective March 10, 2005, one employment agreement was terminated by the resignation of one of the officers.

Secure System, Inc. leases its facility on a year to year basis.

The employment agreements resulting from the business combination requires payments of approximately $10,000 per month until July of 2007.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of:

Somerset International Group, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Somerset International Group, Inc. and Subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Somerset International Group, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company had net losses for the years ended December 31, 2005 and 2004 of approximately $1,037,000 and $1,222,000, respectively, an accumulated deficit of approximately $27,800,000 and a stockholders’ deficit of approximately $1,495,000 as of December 31, 2005 and the Company utilized net cash in operating activities of approximately $356,000 for the year ended December 31, 2005. In addition, at December 31, 2005, the Company had a working capital deficit of $1,049,000. The Company will require financing to fund its current operations and will require additional financing to acquire or develop other business opportunities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.

Somerville, NJ
March 23, 2006

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

ASSETS
Current Assets:
Cash	$41,487
Accounts receivable	202,249
Inventories	339,933
Prepaid expenses	29,624
Deposits	9,554
Total Current Assets	622,847

Property and equipment, net	16,826

Other Assets:
Non compete covenant, net	138,779
Customer Lists, net	877,164
Software, net	154,989
Goodwill	2,200,355
Total other assets	3,371,287
TOTAL ASSETS	$4,010,960

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$409,885
Promissory notes payable	899,000
Stockholder note payable, current maturities	132,470
Employment contracts payable, net	44,117
Accrued interest payable	130,574
Deferred revenue Officer advance	21,370 34,357
Total Current Liabilities	1,671,773
Stockholder note payable, net
of current maturities	488,017

TOTAL LIABILITIES	2,159,790

Convertible redeemable preferred stock	3,345,807

Stockholders’ Deficit:

Common Stock, 200,000,000 shares authorized,	5,637
$.001 par value, 5,636,891 shares issued and
outstanding

Capital in excess of par value	26,293,213
Accumulated deficit	(27,793,487)

Total Stockholders’ Deficit	(1,494,637)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,010,960

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues
Equipment Sales	$419,928	$--
Installation Revenues	365,243	--
Subscription Revenues	190,324	1,000
Maintenance Revenues	564,065	--

Total revenues	1,539,560	1,000

Costs and expenses
Material cost of systems sold	162,719	--
Overhead cost	212,732	--
Install and service costs	505,696	--
Engineering and development	120,867	--
Selling and marketing expense	102,805	--
Gen and admin expense	941,369	1,163,475
Depreciation expense	12,089	--
Amortization expense	203,850	--

Total costs and expenses	2,262,127	1,163,475

(Loss) from operations	(722,567)	(1,162,475)

Other (Expense)
Amortization of debt discount	(167,914)	(22,786)
Interest expense	(144,681)	(36,517)
Total other (expense)	(312,595)	(59,303)

(Loss) before
income taxes	(1,035,162)	(1,221,778)

Provision for income taxes	1,350	--

Net (Loss)	(1,036,512)	(1,221,778)

Dividends on preferred stock	359,748	--

Net loss attributable to
Common stockholders	$(1,396,260)	$(1,221,778)

Basic and diluted loss per common share	$(0.27)	$(0.37)

Weighted Average Number of
Common Shares	5,262,603	3,275,817

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	PREFERRED STOCK		COMMON STOCK		CLASS A-COMMON STOCK		CAPITAL IN		TOTAL STOCKHOLDERS’
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE	EXCESS OF PAR	ACCUMULATED DEFICIT	EQUITY (DEFICIT)

Balance at December 31, 2003	1,000,000	$10,000	417,113	$417	12,000,000	$42,000	$25,001,330	$(25,050,449)	$3,298

Net Loss	-	-	-	-	-	-	-	(1,221,778)	(1,221,778)

Conversion of Preferred Stock	(1,000,000)	(10,000)	47,619	48	-	-	9,952	-	-

Conversion of Class A Common Stock	-	-	571,429	571	(12,000,000)	(42,000)	41,429	-	-

Issuance of Common Stock for deferred debt discount	-	-	200,000	200	-	-	29,800	-	30,000

Issuance of Common Stock	-	-	4,063,884	4,064	-	-	605,519	-	609,583
for consulting

Issuance of Common Stock	-	-	400,000	400	-	-	199,600	-	200,000
for compensation

Payment to prior majority owner	-	-	-	-	-	-	-	(125,000)	(125,000)

Issuance of Common Stock for deferred debt discount	-	-	-	-	-	-	3,500	-	3,500

Balance at December 31, 2004	-	$-	5,700,044	$5,700	-	$-	$25,891,130	$(26,397,227)	$(500,397)

See accompanying Notes to the Consolidated Financial Statements

 SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	PREFERRED STOCK		COMMON STOCK		CLASS A COMMON STOCK		CAPITAL IN		TOTAL STOCKHOLDERS’
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE	EXCESS OF PAR	ACCUMULATED DEFICIT	EQUITY (DEFICIT)

Balance at December 31, 2004	-	$-	5,700,044	$5,700	-	-	$25,891,130	$(26,397,227)	$(500,397)

Net Loss	-	-	-	-	-	-	-	(1,036,512)	(1,036,512)
Issuance of dividends on Redeemable Preferred Stock	-	-	-	-	-	-	-	(359,748)	(359,748)
Issuance of Common Stock as a debt discount on notes payable			504,000	504	-	-	150,696	-	151,200
Issuance of Common Stock as a debt discount on note payable	-	-	20,000	20	-	-	5,980	-	6,000
Issuance of Common Stock for services	-	-	62,500	63	-	-	15,562	-	15,625
Issuance of Common Stock for cash	-	-	125,000	125	-	-	24,875	-	25,000

Issuance of Common Stock for cash	-	-	125,000	125	-	-	24,875	-	25,000
Issuance of Common Stock for services	-	-	1,250	1	-	-	249	-	250
Issuance of Common Stock for cash	-	-	75,000	75	-	-	14,925	-	15,000
Issuance of Common Stock for compensation to officer	-	-	300,000	300	-	-	149,700	-	150,000

Return of Common Stock from officer	-	-	(1,289,848)	(1,290)	-	-	1,290	-	-

Conversion of Redeemable Preferred Stock	-	-	13,945	14	-	-	13,931	-	13,945

Balance at December 31, 2005	-	$-	5,636,891	$5,637	-	-	$26,293,213	$(27,793,487)	$(1,494,637)

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash Flows From Operating Activities:
Net (Loss)	$(1,036,512)	$(1,221,778)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization of debt discount	167,914	22,786
Depreciation and amortization	215,939	--
Stock issued for consulting – related party	--	609,583
Stock issued for services	15,875	--
Stock issued for compensation	150,000	200,000

Changes in operating assets and liabilities:
Accounts receivable	24,237	--
Inventories	21,508	--
Other current assets	3,692	--
Accounts payable, accrued expenses, and officer advance	249,400	98,826
Accrued interest payable	95,574	35,000
Deferred revenue	(143,125)	--
Employment contracts payable	(120,362)	--
Net Cash Used in
Operating Activities	(355,860)	(255,583)

Cash Flows From Investing Activities:
Acquisition of subsidiary,
net of cash acquired	14,810	--
Purchase of equipment	(3,075)	--
Net Cash Provided by
Investing Activities	11,735	--

Cash Flows From Financing Activities:
Payment to prior majority owner		(125,000)
Payment of note payable	(53,503)	--
Proceeds from issuance of promissory notes	524,000	375,000
Proceeds from issuance of stock	65,000	--
Payment of stockholders note payable	(150,000)	--
Net Cash Provided by
Financing Activities	385,497	250,000

Net Change in Cash	41,372	(5,583)

Cash at Beginning of the Year	115	5,698

Cash at End of the Year	$41,487	$115

Cash paid for:
Interest	$--	$--
Income Taxes	$1,350	$--
Non Cash Investing & Financing Activities:
Common stock issued in connection with
private placement of notes	$157,200	$--
Common stock issued in connection with
Bridge financing	$--	$33,500
Accrual of preferred stock dividends	$359,748	$--
Convertible redeemable preferred
stock issued in business combination	$3,000,004	$--

Conversion of convertible redeemable
preferred shares to common stock	$13,945	$--
Employment contract entered into in
connection with business combination	$164,479	$--

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business and Basis of Presentation:

A.	Nature of the Business:

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises – from personal safety to information security – and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure Systems, Inc., a New Jersey corporation, which provides wireless security products and services marketed throughout the United States. The acquisition was completed on March 11, 2005 (see Note 10). Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921.

B.	Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue which is adequate to cover its administrative costs for a period in excess of one year and allow it to continue as a going concern. Management is actively involved in exploring business opportunities which they believe will allow the Company to increase shareholder’s value and allow it to continue as a going concern. As of March 11, 2005, the Company has acquired a company that provides wireless security products (Note 10). In order to continue operations, the Company requires additional capital infusions to acquire or develop business opportunities. Management continues to search out financing opportunities to finance its operations. If management is unsuccessful in this regard, they would seek to sell or dissolve the Company. The Company had net losses for the years ended December 31, 2005 and 2004 of approximately $1,037,000 and $1,222,000, respectively, and had an accumulated deficit of approximately $27,800,000 and a stockholders’ deficit of $1,495,000 as of December 31, 2005. The Company also utilized net cash in operating activities of approximately $356,000 in 2005. In addition at December 31, 2005, the Company has a working capital deficit of $1,048,928. The Company will require financing to fund its current operations and will require additional financing to acquire or develop other business opportunities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On April 6, 2004, the Company effectuated a one for twenty-one reverse stock split. All share and per share information herein reflect this reverse stock split.

On July 7, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation (“SSI”) which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million and four shares (3,000,004), valued at $1.00 per share, of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005. (see Note 10)

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock. The Company has agreed to file a registration statement to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which was September 10, 2005. This stock was issued on March 11, 2005.

Note 2. Significant Accounting Policies

A.	Accounts Receivables

Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivables are stated at the amount billed to the customer. Interest is not billed or accrued. Accounts receivables in excess of 90 days old are considered delinquent. Payments to accounts receivables are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the oldest invoice. The Company does not have an allowance for doubtful accounts as of December 31, 2005 based on their historical collectiblity.

B.	Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements are stated at cost. Depreciation is provided on a straight-line method over the estimated useful lives of the assets ranging from two-seven years. Leasehold improvements are deprecated over the lesser of their useful lives or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

C.	Concentration of Credit Risk:

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

Currently, Secure has three customers which accounted for all of their revenues. While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future. Significant reductions in sales to any of our customers may have a material adverse effect on us by reducing our revenues and our gross margins.

D.	Estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures including the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

E.	Income Taxes:

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company’s various income tax returns for the year reported. The Company’s deferred tax items are deferred compensation and net operating loss carryforwards, and these deferred tax assets have been offset by a valuation allowance for the same amount.

F.	Fair Value of Financial Instruments:

The carrying amounts of cash, accounts payable, accrued expenses, promissory notes payable, and stockholder note payable approximate fair value because of the short maturity of these items.

G.	Reclassifications:

Certain reclassifications were made to the 2004 financial statements in order to conform to the 2005 financial statement presentation. Such reclassifications had no effect on the prior year net loss.

H.	Principles of Consolidation:

The consolidated financial statements include the operations of Somerset International, Inc. and its wholly owned subsidiary, Secure System, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

I.	Stock Based Compensation and Stock Sales:

The value of stock and warrants issued for employee compensation services have been determined based on the value of the instrument issued at date of issuance for such services. In addition, during 2005, the Company issued warrants as part of certain sales of common stock. The value of these warrants has been included in additional paid in capital as part of the value of the overall stock sale.

J.	Revenue Recognition:

Installation, subscription and maintenance revenues include installation of equipment and testing at customer sites, fees for leased wireless equipment, and fees for equipment maintenance. These revenues are recognized as the services are performed, or ratably over time in the case of fees that may be billed quarterly or semi-annually in advance. Revenues related to pre-billed services are deferred until the service is provided and thereby earned. Equipment revenue is recognized when the equipment is delivered to the customer. The Company recognizes revenue only when persuasive evidence of an arrangement exists, when delivery of merchandise has occurred or services have been rendered, the fee is established and is determinable and collection is reasonably assured.

K.	Inventory:

Inventory consists primarily of parts and work in process products held for sale. Inventory is stated at the lower of cost or market, with cost being determined on a first in/first out basis.

L.	Loss Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, “Earnings per Share” (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method. As the Company had a net loss, the impact of the assumed exercise of the stock options and warrants is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share. For the years ended December 31, 2005 and 2004, 75,000 and 0 of common stock equivalent shares were excluded from the computation of diluted net loss per share.

M.	Goodwill and Intangible Assets:

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test. Intangible assets with finite useful lives related to software, customer lists, covenant not to compete and other intangibles are being amortized on a straight-line basis over the estimated useful life of the related asset, generally three to seven years.

N.	Recoverability of Intangible and Other Long Lived Assets:

In accordance with SFAS No.142, the Company reviews the carrying value of goodwill an intangible assets with indefinite lives annually or in certain circumstances as required. The Company measures impairment losses by comparing carrying value to fair value. Fair value is determined using a price to sales multiple of comparable companies.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets used in operations are reviewed for impairment whenever events or change circumstances indicate that carrying amounts may not be recoverable. For long-1ived assets to be held used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between carrying amount and fair value.

Note 3.	Stockholders’ Deficit

On February 23, 2004, the Company amended its Restated Certificate of Incorporation to provide for the combination of all the issued and outstanding shares of the common stock of the corporation on the basis of one share of common stock for each twenty-one shares of common stock issued and outstanding.

The preferred stock of the Company had a par value of $.001 per share and 1,000,000 shares were authorized issued and outstanding as of December 31, 2005. These shares were converted to common stock during 2004.

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the preferred stock of the Company has a par value of $.001 per share and 100,000,000 shares have been authorized to be issued. No shares of preferred stock were issued or outstanding at December 31, 2005.

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the common stock of the Company has a par value of $.001 per share and 200,000,000 shares have been authorized to be issued.

The Company also had Class A common stock, which had a par value of $.001 per share and 12,000,000 shares were authorized, issued and outstanding as of December 31, 2003. During 2004, these shares were converted to Common Stock.

On November 10, 2004, the Company was notified that it had received clearance from the National Association of Securities Dealers (“NASD”) to have its Common Stock quoted on the Over the Counter (“OTC”) Bulletin Board.

As of December 31, 2005, 5,636,891 shares of common stock are issued and outstanding and held by 567 shareholders. There are also 75,000 warrants issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. However, no cash dividend may be declared and paid or set apart for payment upon our Common Stock until after providing for each class of stock, if any, having preference over the common stock.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

In addition, we also have Class A common stock, which has a par value of $.001 per share and 12,000,000 shares have been authorized to be issued. As of December 31, 2005, there are no shares of Class A common stock issued and outstanding. Both common stock and Class A common stock have the same voting rights.

In April 2005, the Company approved the issuance of 60,000 shares of restricted common stock for legal services rendered and 2,500 shares of restricted common stock all at $.25 per share for services rendered.

In June 2005, a private placement to an accredited investor was completed in the amount of twenty-five thousand dollars ($25,000). This investor was issued 125,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on July 12, 2005.

In August 2005, a private placement to an accredited investor was completed in the amount of twenty-five thousand dollars ($25,000). This investor was issued 125,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on August 19, 2005.

In August 2005, the Company approved the issuance of 1,250 shares of restricted common stock for services rendered. The Company has agreed to piggyback registration rights with respect to the Common Stock. This stock was issued on August 19, 2005.

In September 2005, the Company approved the issuance of 5,000 warrants for services rendered. The Company has agreed to piggyback registration rights with respect to the underlying Common Stock. These warrants were issued on September 6, 2005.

In October 2005, the Company approved the issuance of 75,000 shares of restricted common stock and warrants to purchase 15,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants to the Richard M. Lilly Revocable Trust for a $15,000 investment made pursuant to a Stock Purchase Agreement with the Company dated October 25, 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933 and that the Company approved the issuance of 13,945 shares of restricted common stock to Richard Lappin based on the conversion of his 13,945 shares of Series A Redeemable Convertible

Preferred Stock. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

In November 2005, the Company approved the issuance of 5,000 warrants for services rendered. The Company has agreed to piggyback registration rights with respect to the underlying Common Stock. These warrants were issued on November 28, 2005.

In December 2005, the Company approved the issuance of 300,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

 Note 4. Preferred Stock

As of December 31, 2005, 2,987,381 shares of Series A Redeemable Convertible Preferred Stock are issued and outstanding and 359,748 shares of Series A Redeemable Convertible Preferred Stock which are reserved for issuance for accrued dividends are held by the previous Secure Systems, Inc. shareholders. Holders of our Series A Convertible Preferred Stock are not entitled to vote at any meeting of the shareholders or by consent given in lieu of a meeting of the shareholders with respect to any matters presented to the stockholders of the Corporation for their action or consideration.

Holders of Series A Convertible Preferred Stock are entitle to receive, out of the assets of the Corporation legally available for the payment of dividends, dividends payable in cash. Dividends shall accrue at the rate of eight cents ($.08) per share per annum until January 15, 2006 and at the rate of twelve cents ($.12) per share per annum thereafter. Dividends upon the Series A Convertible Preferred Stock are cumulative and accrue from the date of original issue. Dividends shall cease to accrue upon the Conversion Date with respect to any shares of Series A Preferred Stock converted. No cash dividend may be declared and paid or set apart for payment upon the Corporation’s Common Stock until any accrued dividend on any outstanding shares of Series A Preferred Stock has been fully paid or declared and set apart for payment. Our Board of Directors will have sole discretion with regard to whether dividends will be paid in cash or stock.

In the event of our liquidation, dissolution and winding up, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Dollar ($1.00) per share, plus any accrued and unpaid dividends.

The holders of shares of Series A Preferred Stock have the right to convert each share of Series A Preferred Stock into that number of fully-paid and nonassessable shares of Common Stock at the Conversion Rate of $1.00 per share until January 15, 2006 and at $.90 per share thereafter.

In December 2005, the Company filed a Form 8K that the Company had, by a vote of a majority of its holders of Series A Convertible Preferred Stock, approved an amendment to its Articles of Incorporation by modifying the Certificate of Designations of its Series A Convertible Preferred Stock effective January 15, 2006.

The holders of shares of Series A Preferred Stock have scheduled and conditional redemption rights. On January 15, 2007 (the “First Redemption Date”), we shall redeem 50% of the shares of Series A Preferred Stock then held by each Registered Holder. On July 15, 2007 (the “Second Redemption Date”), we shall redeem all shares of Series A Preferred Stock then outstanding. In the event that any of the following conditions set forth in the Certificate of Designation occurs and is continuing, and the Holders of a majority of the outstanding Series A Preferred Stock send to us a written demand for redemption, then we shall immediately redeem all of the outstanding Series A Preferred Stock for a redemption price of $1.00 per share of Preferred Stock:

1.       The Corporation shall default in making the full payment due to the Holders on any Redemption Date, and the default shall continue for a period of ten (10) days; or

2.       Secure System, Inc. (“Secure”) shall default in making any payment due to the holders of the Profit Participation Certificates issued with the Series A Preferred Stock, and such default shall continue for a period of ten (10) days after written notice of default is given to the Corporation; or

3.       Any of the representations or warranties made by the Corporation in the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Series A Preferred Stock was issued, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Corporation in connection with the execution and closing of the Merger Agreement shall be false or misleading in any material respect at the time made; or

4.       The Corporation shall default in complying with any covenant in this Certificate of Designations or in the Merger Agreement or in a Stock Pledge and Escrow Agreement given for the benefit of the Holders of the Series A Preferred Stock (the “Stock Pledge Agreement”), and such default shall continue for a period of thirty (30) days after written notice of the default has been given to the Corporation; or

5.       Secure shall make any payment to the Corporation or to any affiliate of the Corporation or person associated with the Corporation, whether as a dividend, loan, payment in compensation or otherwise, except for payments for services rendered, or for goods sold and delivered for an amount not greater than would be paid for such goods to a third party vendor as evidenced by contemporaneous market price information; or

6.       Secure shall issue any capital stock or securities or other instruments convertible into capital stock or shall grant to any person the right to purchase or otherwise acquire its capital stock; or

7.       A default or an event of default shall have occurred and be continuing for more than thirty (30) days with respect to any Funded Debt in excess of $50,000 in the aggregate owed by the Corporation or by Secure. For purposes hereof, “Funded Debt” means all (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument or otherwise, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker’s acceptances or other credit accommodations, (d) contingent obligations and (e) obligations secured by any lien on the Corporation’s property or Secure’s, even if the Corporation or Secure, as applicable, has not assumed such obligations; or

8.       Either the Corporation or Secure shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

9.       A trustee, liquidator or receiver shall be appointed for either the Corporation or Secure or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

10.     Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Corporation or Secure or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

11.     Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or Secure and, if instituted against the Corporation or Secure, shall not be dismissed within sixty (60) days after such institution or the Corporation or Secure shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

12.     Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or Secure and, if instituted against the Corporation or Secure, shall not be dismissed within sixty (60) days after such institution or the Corporation or Secure shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

 Note 5. Inventory

Inventory consists of the following:

	2005	2004
Raw materials	$243,443	--
Work in progress	89,026	--
Finished goods	7,464	--
Total	$339,933	--

Note 6. Property, Equipment, and Leasehold Improvements

	2005	2004
Equipment	$25,378	--
Furniture	--	--
Leasehold Improvements	--	--
Vehicles	3,537	--
	28,915	--
Less Accumulated Depreciation	(12,089)	--
Property, Equipment, and Leasehold Improvements, net	$16,826	--

Note 7. Related Party Transactions

On December 31, 2003, J.R.S., our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ) controlled by John X. Adiletta and Paul Patrizio, signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of pre-reverse split Common Stock, 12,000,000 shares of pre-reverse split Class A Common Stock and 1,000,000 shares of its then pre-reverse split Series A Preferred Stock. The purchase price for these shares was $125,000. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. J.R.S. retained 2,381 Common Shares (after the reverse split), representing .2 percent of the then outstanding common shares and Somerset – NJ became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow. Prior to the acquisition of our shares, Somerset-NJ had no relationship with us and our name at that time of the acquisition was ORS Automation, Inc. Pursuant to the acquisition, Somerset – NJ became our principal shareholder and we changed our name to Somerset International Group, Inc. (Delaware).

In April 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of the Company’s Common Stock. The Company then effected a 21 to 1 reverse stock split of all of its common shares.

On June 30, 2004, immediately prior to the merger with the Company, Somerset-New Jersey distributed to its shareholders the 644,017 post reverse split shares acquired in the January 22, 2004 transaction with J.R.S. Holdings LLC described above.

On July 1, 2004, the Company completed the merger with Somerset-New Jersey. Pursuant to the Agreement, the shareholders of Somerset-New Jersey were issued a total of 4,063,884 shares of the Company’s Common Stock which represented the value of services provided during 2004 by Somerset-NJ on behalf of the Company and were valued at $609,583. Somerset-New Jersey had the strategic objective of acquiring profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities. In accordance with SFAS No. 141, relating to the financial presentation for certain business combinations, the Company has reported the results for the year ending December 31, 2004 inclusive of the results for Somerset-New Jersey for the year ending December 31, 2004.

In connection with the bridge financing agreements that occurred during the quarter ended June 30, 2004, the Company issued 200,000 shares of common stock on July 1, 2004 which was valued at $30,000. As a result of this transaction, the Company has recorded a debt discount of $30,000, which has been amortized over the life of the bridge financing agreements.

On September 30, 2004, we approved the issuance of 200,000 shares of restricted common stock to Paul Patrizio and 200,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $100,000 in accrued compensation owed to Paul Patrizio and to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 10, 2005, our former officer and director Paul Patrizio agreed to return shares totaling 1,289,848, which were valued at $193,476, pursuant to the terms of his resignation as an officer and director of the Company. The Company has retired these shares and has adjusted the par value of common stock and additional paid in capital to reflect this retirement.

The stockholder note payable was $620,487 at December 31, 2005. The principal amount of the note was partially repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009

On December 31, 2005, the Company issued 300,000 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares were issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Note 8. Recent Accounting Pronouncements

In December 2004, the FASB revised FASB Statement No. 123R, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” It applies in the first reporting period beginning after December 15, 2005. The adoption of Statement No. 123R (revised 2004) is not expected to have a material impact on the Company’s financial position, liquidity, or results of operations.

Note 9. Promissory Notes Payable

On January 17, 2004, Somerset-NJ closed a $175,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance. In addition to the agreement to repay the Note and interest, the investor received a 10% ownership interest in Somerset-NJ. As a result of this transaction, Somerset-NJ recorded a debt discount of $3,500, which is being amortized over the life of the bridge financing agreements. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 29, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. As part of the agreement, the investor was to receive 100,000 shares of the Company’s Common Stock. The Company has agreed to register the Common Stock with the

Securities and Exchange Commission later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On June 25, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. In addition to the repayment of the Note and interest, the investor received 100,000 shares of the Company’s Common Stock. This stock was valued at $15,000. As a result of this transaction, the Company has recorded a Debt Discount of $15,000, which is being amortized over the life of the Promissory Note Payable, which is one year. The Company has agreed to register the Common Stock with the Securities and Exchange Commission the later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock, valued at $.30 per share. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 12, 2005. The registration statement was filed on September 12, 2005. This stock was issued on March 11, 2005. These Notes were extended to December 11, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $151,200 and has been recorded as a debt discount with a corresponding increase to equity. The total discount of $151,200 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 1, 2005, a private placement to an accredited investor was completed in the amount of twenty thousand dollars ($20,000) with interest payable at twelve (12%) percent per annum. This investor received a six month Convertible Secured Promissory Note in the amount of $20,000 and was issued 20,000 shares of the Company’s common stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 30, 2005. This stock was issued on April 1, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $6,000 and has been recorded as a debt discount with a corresponding increase to equity. The total discount of $6,000 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. The Note is convertible at any time at the holder’s option into common stock at $0.25 per share.

Current Debt at December 31, 2005

Jan 2004 Note -	$ 175,000
Apr 2004 Note -	100,000
Jun 2004 Note -	100,000
Mar 2005 Notes -	504,000
Apr 2005 Note -	20,000
Stockholder Note -	132,470 (see Note 7)
sub – Total -	$ 1,031,470

Long Term Debt:

Stockholder Note -	488,017 (see Note 7)

Total debt -	$ 1,519,487

 Note 10 – Acquisition Agreement

On July 7, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The redemption price of the preferred stock is $1.00 per share. The value of the convertible preferred stock was primarily based upon potential repayment requirements called for in the agreement (assuming the preferred stockholder does not exercise the conversion option). The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005. The results of operations, from March 11, 2005 for the acquired entity, are included in the 10KSB consolidated statements of operations for the year ending December 31, 2005.

The following un-audited pro-forma summary presents the results of operations as if the Secure acquisition described above had occurred as of the beginning of each of the periods presented below and is not necessarily indicative of the results that would have occurred had the transactions been completed as of that date or results that may occur in the future.

Pro-forma results for the twelve months ended 2004 and twelve months ended 2005 are as follows:

	December 31, 2004	December 31, 2005

Total revenues	$ 2,089,667	$ 1,911,129

Net loss	$ (2,006,894)	$ (1,270,336)

Basic net loss per share -	$ (.81)	$ (.24)
Diluted net loss per share -	$ (.81)	$ (.24)

The preliminary allocation of the total purchase price of Secure System, Inc.’s net tangible and identifiable assets was based on their estimated fair value as of March 11, 2005. Adjustments to these estimates will be included in the allocation of the purchase price of Secure System, Inc. if the adjustment is determined within the purchase price allocation period of up to twelve months. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $3.0 million has been allocated as follows:

Goodwill	$2,200,355
Other intangible assets	1,210,300
Tangible assets acquired and liabilities assumed
Cash and marketable debt securities	14,810
Other current assets	630,796
Non-current assets	25,842
Accounts payable and accrued liabilities	(311,612)
Other liabilities	(770,487)

Total purchase price	$3,000,004

In addition, the Company has entered into employment and consulting agreements with two former officers. The Company capitalized the present value of this obligation as an asset and recorded a related liability as of March 11, 2005.

We have estimated the fair value of other intangible assets. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation. The following table sets forth the components of these other intangible assets at December 31, 2005:

	Preliminary Fair Value	Accumulated Amortization	Net Book Values as of December 31, 2005	Weighted Average Useful Life (in months)

Customer List	$ 995,700	$ (118,536)	$ 877,164	84
Software	214,600	(59,611)	154,989	36
Covenant not to compete	164,479	(25,700)	138,779	36
Total intangible assets	$ 1,374,779	$ (203,847)	$1,170,932

Customer base represents the expected future benefit to be derived from Secure System’s existing customer contracts, backlog and underlying customer relationships. Software represents the expected future benefit to be derived from Secure System’s proprietary software.

The follow represents the amortization of the intangibles for the following five years:

2006	$216,350
2007	216,350
2008	156,743
2009	144,818
2010	144,818
Total	$879,079

The following table summarizes the activity in goodwill for 2005:

Beginning balance, net	$0
Acquired in a business combination	2,200,355
Ending balance, net	$2,200,355

The Company’s annual impairment test indicated that no impairment had occurred in 2005 relating to the Secure reporting unit.

Note 11 – Commitments

The Company has entered into employment agreements with two officers that became effective January 6, 2004. The employment agreements have a term of five years. In the event of termination of employment without cause, the agreement provides that the Company shall pay severance equaling the greater of the balance of the term of the agreement or one year’s alary, The officers have signed an additional agreement, in which they have agreed to waive any claims for payment of salary and auto, mobile phone, and medical benefits provided for in their employment agreements. The additional agreement was for the period of October 1, 2004 though March 31, 2005.

Effective March 10, 2005, one employment agreement was terminated by the resignation of one of the officers.

The Secure leases its facility on a year to year basis.

The employment agreements resulting from the Secure acquisition requires payments of approximately $10,000 per month until July of 2007.

Note 12 – Subsequent Events

On January 19, 2006, the Company approved the issuance of 300,000 shares of restricted common stock to Crescent Fund, LLC pursuant to the consulting agreement between the Company and Crescent Fund, LLC dated January 17, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 6, 2006, the Company approved the issuance of 50,000 shares of restricted common stock to Monte Engler & Joan Mannion for a $10,000 investment made pursuant to a Stock Purchase Agreement with the Company dated February 1, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 20, 2006, the Company approved the issuance of 100,000 shares of restricted common stock to John Toedtman for consulting services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Note 13 – Income Taxes:

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the provision for income taxes is as follows for the year ended December 31:

	2005	2004
Tax Benefit at U.S. statutory rate	$(489,000)	$(414,000)
Non Deductible Expenses	--	275,000
Change in valuation allowance	489,000	139,000
Provision for income taxes	$--	$--

At December 31, 2005, the Company has federal net operating loss carryforwards of approximately $1,849,134, which are available to offset future federal taxable income. These carryforwards expire between the years 2009 and 2020. Also, at December 31, 2005, the Company’s state net operating loss carryforwards approximated $ 1,527,565 and expire in 2010 and 2012.

Deferred income taxes are summarized as follows at December 31, 2005:

Deferred tax asset:
Federal net operating loss carryforwards	$629,000
State net operating loss carryforward	162,000
Deferred Compensation	324,000
Valuation allowance	(1,115,000)
Net deferred tax asset	$--

As seen in the above table, any future tax benefit which may result from utilization of these net operating loss carryforwards has been fully reserved for.

Future expiration of net operating loss carryforwards for the periods ending after December 31, 2005 is as follows:

Year	Federal	Year	State

2009	$29,411	2010	$343,899
2010	16,059	2011	38,231
2016	343,899	2011	932
2017	38,471	2011	107,991
2018	932	2012	1,036,512
2019	383,850		--
2020	1,036,512		--
Total	$1,849,134		$1,527,565

The aforementioned losses are subject to limitations due to changes in controlling ownership in accordance with relevant provisions of the Internal Revenue Code.

SOMERSET INTERNATIONAL GROUP, INC.

12,954,727 Shares of Common Stock

 PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$301.35
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$30,000
Legal fees and expenses	$30,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$61,301.35

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2004, we completed a merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of 4,063,884 shares of our common stock in the following manner:

Amount of shares received
George & Mary Lou Berry	406,388
John X. Adiletta	1,800,000
Paul Patrizio	1,800,000
William McClure	57,495

These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 1, 2004, we issued 100,000 shares to Richard R. Stella and 100,000 shares to Roy Harry pursuant to Convertible Promissory Notes. In addition to the repayment of the principal and interest, in consideration for the promissory note, Mr. Stella and Mr. Harry each received the 100,000 shares of our common stock. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 4, 2004, we issued 200,000 shares of restricted common stock to Paul Patrizio and 200,000 shares of restricted common stock to John X. Adiletta. These shares were issued based on the conversion of $100,000 in accrued compensation owed to both Paul Patrizio and John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 5, 2005, we issued a one year Convertible Secured Promissory Note in the amount of $175,000 to George and Mary Lou Berry. This note is convertible into shares of our common stock at a conversion rate of $.25 per share for a total of 700,000 shares. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000). These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 convertible into shares of our common stock at a conversion rate of $.25 per share, and 504,000 shares of our common stock was issued to these shareholders as set forth below. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Amount of Shares of Common Stock Acquired
Randa Globerman	10,000
Walter L. & Gail B. Harris	10,000
Real Path, Inc.	20,000
Raymond Rappleyea and Richard Rappleyea	50,000
Monte Engler and Joan Mannion	50,000
Joshua Emanuel	50,000
Alan R. Cohen	54,000
Richard Stella	10,000
Ida Roos Wooldridge	100,000
William F. Farley	150,000

On March 11, 2005, in consideration for the acquisition of all of the outstanding shares of Secure, we issued a total of 3,000,004 shares of our Series A Convertible Preferred Stock to the shareholders of Secure. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

Although there were 78 investors that received shares in this offering it was still not a public offering since all of these shareholder received shares as part of the merger and they had complete information on the operations of the entity since they were already shareholders of Secure Systems, Inc. We did not undertake an offering in which we sold to 78 difference investors but rather undertook a merger with one entity pursuant to which it issued shares to all of their shareholders who were provided with complete information on our operations and voted in favor of the transaction. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 6, 2005, we issued 60,000 shares of restricted common stock to Anslow & Jaclin, LLP for legal services rendered and 2,500 shares of restricted common stock to Woodland Group, Inc. for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 6, 2005, we received $20,000 from Hudson Valley Capital Management as part of our private placement to accredited investors. Hudson Valley received a six month Convertible Secured Promissory Note in the amount of $20,000 convertible into shares of our common stock at a conversion rate of $.25 per share, and 20,000 shares of our common stock was issued to Hudson Valley Capital Management. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2005, we issued 125,000 shares of restricted common stock to the Richard M. Lilly Revocable Trust for a $25,000 investment made pursuant to a Stock Purchase Agreement with us dated June 14, 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 19, 2005, we issued 125,000 shares of restricted common stock to Thomas Fellig for a $25,000 investment made pursuant to a Stock Purchase Agreement with us. We also issued a Warrant to the Thomas Fellig to purchase 25,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 19, 2005, we issued 1,250 shares of restricted common stock to the Peter Renzulli Family Trust for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 6, 2005, we issued a Warrant to purchase up to 10,000 shares of our common stock to Shorelight Partners. Five thousand of the warrants are exercisable at $.20 per share for a five year period, and 5,000 of the warrants are exercisable at $.18 per share for a five year period. Such warrants were issued for business consulting services rendered to the Company by Shorelight. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 25, 2005, we issued 75,000 shares of restricted common stock to the Richard M. Lilly Revocable Trust for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated October 25, 2005. We also issued a Warrant to the Richard M. Lilly Revocable Trust to purchase 40,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 26, 2005, we issued 12,623 shares of restricted common stock to the Richard Lappin based on the conversion of his 12,623 shares of Series A Redeemable Convertible Preferred Stock. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2005, we issued 300,000 shares of restricted common stock to John X. Adiletta based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Adiletta had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 19, 2006, we issued 300,000 shares of restricted common stock to Crescent Fund, LLC pursuant to a consulting agreement between us and Crescent. The agreement is for a six month period beginning January 17, 2006. Crescent Fund is engaged to provide Public Relations services including serving as an investment banking liaison, obtaining write ups about the Company and act as an institutional public relations consultant. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crescent had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 6, 2006, we issued 50,000 shares of restricted common stock to Monte Engler & Joan Mannion for a $10,000 investment made pursuant to a Stock Purchase Agreement with us dated February 1, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 20, 2006, we issued 100,000 shares of restricted common stock to John Toedtman for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crescent had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we sold 75,000 shares of restricted common stock to Mr. Joshua Emanuel for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We also issued a warrant to Mr. Emanuel to purchase 15,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we sold 75,000 shares of restricted common stock to Ms. Randa Globerman for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We also issued a warrant to Ms. Globerman to purchase 15,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we issued 175,000 shares of restricted common stock to Dominick & Dominick, LLC pursuant to an Advisory Agreement dated May 17, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dominick and Dominick, LLC had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2006, we issued 171,785 shares of restricted common stock to John X. Adiletta as full payment of a $34,357 advance given to us by Mr. Adiletta, at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Adiletta had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 15, 2006, we sold 125,000 shares of restricted common stock to Karl Kaplan for a $25,000 investment made pursuant to a Stock Purchase Agreement with us dated August 15, 2006. We also issued a warrant to Mr. Kaplan to purchase 25,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 27.	EXHIBITS.

EXHIBIT

NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	Certificate of Designation of our Series A Redeemable Convertible Preferred Stock **
3.3	Amendment to Certificate of Designation of our Series A Redeemable Convertible Preferred Stock***
3.4	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement between J.R.S. Holdings LLC and Somerset-NJ dated December 31, 2003 **
10.2	Agreement and Plan of Merger with Somerset-NJ, dated February 27, 2004 **
10.3	Agreement and Plan of Merger with Secure Systems, Inc., dated July 7, 2004 **

10.5	Employment Agreement with John X. Adiletta **

10.7	Stock Pledge and Escrow Agreement****
10.8	Paul Patrizio Resignation Letter****
10.9	Secure Systems Inc. Profit Participation Certificate******
10.10	Secure Systems, Inc. Agreement with the State of New York******
10.11	Waiver of Salaries****
10.12	Consulting Agreement with Crescent Fund, LLC*****
10.13	Form of Promissory Note and Amendment *****
10.14	Form of Convertible Promissory Note*****
10.15	Officer Salary Waiver *******
21	Subsidiaries*
23.1	Consent of WithumSmith+Brown, P.C.
23.2	Consent of Counsel, as in Exhibit 5.1

*	Filed as exhibits to the original SB-2 Registration Statement filed with the SEC on September 12, 2005.

**	Filed as exhibits to the Amendment No. 1 to the SB-2 Registration Statement filed with the SEC on November 1, 2005.

***	Filed as an exhibit to the Amendment No. 2 to the SB-2 Registration Statement filed with the SEC on January 5, 2006.

****	Filed as an exhibit to the Amendment No. 3 to the SB-2 Registration Statement filed with the SEC on February 13, 2006.

*****	Filed as an exhibit to the Amendment No. 4 to the SB-2 Registration Statement filed with the SEC on May 26, 2006.

******	Filed as an exhibit to the Amendment No. 5 to the SB-2 Registration Statement filed with the SEC on July 10, 2006.

*******	Filed as an exhibit to the Amendment No. 5 to the SB-2 Registration Statement filed with the SEC on August 11, 2006.

ITEM 28.	UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.        For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Rule 430A under the Securities Act undertaking:

the undersigned registrant hereby undertakes:

(1)           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230.424(b)(1), (4) or230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(2)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)	If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i)           Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)           If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bedminster, State of New Jersey on September 12, , 2006.

By:	/s/ John X. Adiletta
JOHN X. ADILETTA
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Adiletta, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:/s/	John X. Adiletta	President, Chief Executive Officer,
	John X. Adiletta	Chief Financial Officer, Principal Accounting Officer and
Chairman of the Board of Directors

Dated: September 12, 2006